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                                                                  EXHIBIT 10.38



                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                               SLEEPMASTER L.L.C.,

                          SLEEPMASTER ACQUISITION CORP.

                                       AND

                           PALM BEACH BEDDING COMPANY




                               FEBRUARY ___, 1998
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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

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         1.1.    Accounting Terms.................................................................................      1
         1.2.    Singular and Plural Forms........................................................................      1
         1.3.    Other Defined Terms..............................................................................      2

                                   ARTICLE II

                       THE MERGER; CLOSING; EFFECTIVE TIME

         2.1.    The Merger.......................................................................................      6
         2.2.    The Closing......................................................................................      7
         2.3.    Effective Time...................................................................................      7
         2.4.    Other Actions....................................................................................      7
         2.5.    Articles of Incorporation........................................................................      8
         2.6.    By-Laws..........................................................................................      8
         2.7.    Officers and Directors...........................................................................      8
         2.8.    Stockholder Representative.......................................................................      8

                                   ARTICLE III

                   CONVERSION OF SHARES; MERGER CONSIDERATION

         3.1.    Conversion.......................................................................................      9
         3.2.    Adjustment to Purchase Price.....................................................................     11
         3.3.    IRB-Related Obligations..........................................................................     13
         3.4.    Assignment of Serta Licenses.....................................................................     13
         3.5.    Books and Records................................................................................     14
         3.6.    Tax Election; Preparation of PBBC Short Year Return; Allocation of Price.........................     14

                                   ARTICLE IV

                               REPRESENTATIONS AND
                               WARRANTIES OF PBBC

         4.1.    Organization and Good Standing; Capitalization...................................................     15
         4.2.    Financial Statements.............................................................................     16
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                                TABLE OF CONTENTS
                                    (CONT'D)
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         4.3.    Authorization; No Violation; Consents............................................................     17
                      (a)   Authorization and No Violation........................................................     17
                      (b)   Consents..............................................................................     17
                      (c)   Enforceable Agreement.................................................................     17
         4.4.    Properties of the Business.......................................................................     18
                      (a)   Title to Transferred Assets and Related Matters.......................................     18
                      (b)   Owned Real Property...................................................................     18
                      (c)   Leased Real Property..................................................................     19
                      (d)   Personal Property Leases..............................................................     19
         4.5.    Compliance with Laws.............................................................................     19
         4.6.    Litigation.......................................................................................     19
         4.7.    Absence of Certain Changes.......................................................................     20
         4.8.    Patents, Trademarks, Trade Names.................................................................     22
         4.9.    Contracts and Commitments........................................................................     22
         4.10.   Compliance with Labor and Employment Laws........................................................     24
         4.11.   Employee Benefit Plans...........................................................................     24
         4.12.   Environmental Matters............................................................................     26
         4.13.   Licenses, Permits and Authorizations.............................................................     28
         4.14.   Taxes............................................................................................     28
         4.15.   Sufficiency and Condition of Assets..............................................................     30
         4.16.   Broker's or Finder's Fee.........................................................................     30
         4.17.   Undisclosed Liabilities..........................................................................     30
         4.18.   Subsidiaries.....................................................................................     30
         4.19.   Notes and Accounts Receivable....................................................................     30
         4.20.   Insurance........................................................................................     31
         4.21.   Product Warranty.................................................................................     31
         4.22.   Certain Business Relationships with PBBC and its Affiliates......................................     31
         4.23.   Disclosure.......................................................................................     32
         4.24.   Radon Gas Disclosure.............................................................................     32
         4.25.   Disclaimer of Other Representations and Warranties...............................................     32
         4.26.   Exhibits and Disclosure Schedules................................................................     32

                                    ARTICLE V

                               REPRESENTATIONS AND
                                WARRANTIES OF SUB

         5.1.    Organization and Good Standing...................................................................     33
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                                TABLE OF CONTENTS
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         5.2.    Authorization; No Violation; Consents............................................................     33
                      (a)   Authorization and No Violation........................................................     33
                      (b)   Consents..............................................................................     34
         5.3.    Broker's or Finder's Fees........................................................................     34
         5.4.    Litigation.......................................................................................     34
         5.5.    Sub's Sophistication.............................................................................     34

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                                 OF SLEEPMASTER

         6.1.    Organization and Good Standing...................................................................     35
         6.2.    Authorization; No Violation; Consents............................................................     35
                      (a)   Authorization and No Violation........................................................     35
                      (b)   Consents..............................................................................     36
         6.3.    Broker's or Finder's Fees........................................................................     36
         6.4.    Litigation.......................................................................................     36
         6.5.    Purchase for Investment..........................................................................     36
         6.6.    Sleepmaster's Sophistication.....................................................................     36

                                   ARTICLE VII

                          CONDITIONS TO THE OBLIGATIONS
                             OF SUB AND SLEEPMASTER

         7.1.    Representations and Warranties True; Obligations Performed.......................................     37
         7.2.    Officer's Certificate............................................................................     37
         7.3.    No Material Changes..............................................................................     37
         7.4.    Performance......................................................................................     37
         7.5.    Escrow Agreements................................................................................     37
         7.6.    Shareholders Agreement...........................................................................     38
         7.7.    Consents.........................................................................................     38
         7.8.    Serta Standard License Agreement.................................................................     38
         7.9.    Financing........................................................................................     38
         7.10.   Dissenters Rights................................................................................     38
         7.11.   No Proceedings...................................................................................     38
         7.12.   Deliveries.......................................................................................     38
         7.13.   Consummation.....................................................................................     38
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                                TABLE OF CONTENTS
                                    (CONT'D)
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                                  ARTICLE VIII

                                CONDITIONS TO THE
                               OBLIGATIONS OF PBBC
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         8.1.    Representations and Warranties True; Obligations Performed.......................................     39
         8.2.    Officer's Certificate............................................................................     39
         8.3.    Performance......................................................................................     39
         8.4.    Consents.........................................................................................     39
         8.5.    Employment Agreements............................................................................     40
         8.6.    Escrow Agreements................................................................................     40
         8.7.    No Proceedings...................................................................................     40
         8.8.    Deliveries.......................................................................................     40
         8.9.    Consummation.....................................................................................     40

                                   ARTICLE IX

                               DELIVERIES BY PBBC
                                 AT THE CLOSING

         9.1.    Consents.........................................................................................     40
         9.2.    Opinion of Counsel...............................................................................     40
         9.3.    Certificate......................................................................................     41
         9.4.    Employment Agreements............................................................................     41
         9.5.    Escrow Agreements................................................................................     41
         9.6.    Termination and Waiver Agreement.................................................................     41
         9.7.    Secretary's Certificates.........................................................................     41
         9.8.    Other............................................................................................     41

                                    ARTICLE X

                            DELIVERIES BY SLEEPMASTER
                             AND SUB AT THE CLOSING

         10.1.   Payment of the Closing Merger Consideration......................................................     41
         10.2.   Opinion of Counsel...............................................................................     41
         10.3.   Consents.........................................................................................     42
         10.4.   Officer's Certificate............................................................................     42
         10.5.   Secretary's Certificate..........................................................................     42
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         10.6.   Manager's Certificate............................................................................     42
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                                TABLE OF CONTENTS
                                    (CONT'D)
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         10.7.   Written Offer to holders of Dissenting Shares....................................................     42
         10.8.   Other............................................................................................     42
         10.9.   Escrow Agreements................................................................................     42

                                   ARTICLE XI

                       COVENANTS OF PBBC, SLEEPMASTER AND
                              SUB PRIOR TO CLOSING

         11.1.   General..........................................................................................     43
         11.2.   Provide Access to Information....................................................................     43
         11.3.   Conduct Prior to Closing Date....................................................................     43
         11.4.   Prohibited Transactions Prior to Closing Date....................................................     43
         11.5.   Confidentiality..................................................................................     44
         11.6.   Notices and Consents.............................................................................     44
         11.7.   Notice of Developments...........................................................................     44
         11.8.   Exclusivity......................................................................................     45
         11.9.   Permitted Dividends and Other Actions............................................................     45

                                   ARTICLE XII

                                    SURVIVAL

         12.1.   Survival.........................................................................................     46

                                  ARTICLE XIII

                            INDEMNIFICATION FROM THE
                                INDEMNITY ESCROW



                                   ARTICLE XIV

                                   TERMINATION

         14.1.   Termination......................................................................................     50
         14.2.   Effect of Termination............................................................................     51
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                                    (CONT'D)
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                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS
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         15.1.    Public Announcements............................................................................     52
         15.2.    Rights to Third Parties.........................................................................     52
         15.3.    Notices.........................................................................................     52
         15.4.    Parties in Interest.............................................................................     54
         15.5.    Entire Agreement; Amendment; Waiver.............................................................     54
         15.6.    Headings........................................................................................     54
         15.7.    Counterparts....................................................................................     54
         15.8.    Governing Law...................................................................................     54
         15.9.    Severability....................................................................................     55
         15.10.   Expenses........................................................................................     55
         15.11.   References; Exhibits and Schedules..............................................................     55
         15.12.   Specific Performance............................................................................     55
         15.13.   Waiver of Jury Trial............................................................................     55
         15.14.   Time is of the Essence..........................................................................     56
         15.15.   Construction....................................................................................     56
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
                          AGREEMENT AND PLAN OF MERGER



          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made, entered into and effective as of the ___ day of February, 1998 by and among SLEEPMASTER L.L.C., a New Jersey limited liability company ("Sleepmaster"), SLEEPMASTER ACQUISITION CORP., a Florida corporation ("Sub") and a wholly-owned subsidiary of Sleepmaster, and PALM BEACH BEDDING COMPANY, a Florida corporation ("PBBC"). Sleepmaster, Sub and PBBC are collectively referred to herein as the "Parties" and singularly referred to herein as a "Party." This Agreement with be joined in at the Closing by John Fenn Foster, Esq., as "Representative," provided the Representative obtains the execution, by each of the Company Stockholders (other than holders of Dissenting Shares), of that certain "Power of Attorney and Appointment of Representative," such joiner and consent by John Fenn Foster, Esq. being solely for the purpose of evidencing his agreement act as Representative, as provided for herein, unless otherwise limited and as otherwise provided in said "Power of Attorney and Appointment of Representative."

                                    RECITALS

          WHEREAS, Sleepmaster is engaged in the business of manufacturing and distributing mattresses and bedding products under the Serta brand and otherwise in the northeastern United States; and

          WHEREAS, PBBC is engaged in the business of manufacturing and distributing sleep mattresses under the Serta brand and otherwise in the State of Florida (the "Business"); and

          WHEREAS, the Parties desire to enter into this Agreement with each other under the terms of which Sub will merge with and into PBBC, and under which PBBC will survive and become a wholly-owned subsidiary of Sleepmaster.

          NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants which are made and to be performed by the Parties pursuant to this Agreement, Sleepmaster, Sub and PBBC hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


1.1. Accounting Terms. All accounting terms not specifically defined in this

Agreement shall be construed in accordance with GAAP (as hereinafter defined) consistently applied.

          1.2. Singular and Plural Forms. The use herein of the singular form also denotes the plural form, and the use of the plural form herein also denotes the singular form, as in each case the context may require.

          1.3. Other Defined Terms. The terms listed below in this Section shall have the following respective meanings in this Agreement:

                   "Action" means any action, suit, claim, investigation, order, judgment, decree, ruling, charge or legal, administrative or arbitration proceeding.

                   "Affiliate" of an entity means any entity that directly or indirectly controls, or is controlled by, or is under common control with such entity and, with respect to any individual, such individual's spouse or any person within the first degree of kinship of such individual.

                   "Aggregate Company Common" means (i) the aggregate number of issued and outstanding shares of Company Common held by all holders thereof immediately prior to the Effective Time who have not exercised their dissenters' rights pursuant to the Florida Law, plus (ii) the aggregate number of Dissenting Shares.

                    "Cash per Common Share" means the Closing Merger Consideration divided by the Aggregate Company Common.

                   "Change of Control Payments" means all payments, other than payment of the Closing Merger Consideration, to which any officer or director of PBBC or any Affiliate of PBBC is entitled to receive from PBBC as a result of the transaction contemplated hereby.

                    "Closing Merger Consideration" has the meaning given it in
          Section 3.1(a).

                   "Code" means the Internal Revenue Code of 1986, as amended, or any successor federal income tax code.

                   "Company" means PBBC before the Effective Time of the Merger.

                   "Company Common" means PBBC's Common Stock, par value $5.00 per share, prior to the Effective Time.

                   "Company Expenses" shall mean the aggregate amount of the fees and expenses of the Company incurred and unpaid at or prior to the Effective Time by the Company in connection with this Agreement which inure directly or indirectly to the benefit of the Company Stockholders and the consummation of the transactions contemplated hereby, including, without limitation, any investment banking, brokers, finders and legal fees, accounting, and all other similar charges.

                    "Company Stockholders" mean the holders of the Company Common, prior to the Effective Time.

                   "Debt" shall mean all indebtedness of PBBC including without limitation (i) all obligations of PBBC for borrowed money or evidenced by bonds, debentures, notes, letters of credit or other similar instruments, (ii) obligations to pay the deferred purchase price of property or services, except accounts payable arising in the Ordinary Course of Business, (iii) all debt of others guaranteed or otherwise supported by PBBC, or secured by a lien on any of the assets of PBBC,
          (iv) any Change of Control Payments, and (v) any interest, principal, prepayment penalty, fees or expenses in respect of those items listed in clauses (i) through (iv) of this defined term.

                   "Dissenting Share" means any Company Common with respect to which any Company Stockholder, who or which, at the Effective Time, has exercised his or its dissenters' rights under Sections 607.1302 and 607.1320 of the Florida Business Corporation Act, holds of record.

                    "Dollars" or "$" means dollars ($) of the United States of America.

                   "Escrow Agent" shall mean The First National Bank of Chicago, a national banking association.

                   "Excluded Assets" has the meaning given it in Section 11.9.

                   "Excluded Real Estate" means the following parcels of land, with improvements thereon, located outside of the municipal incorporated boundaries of the City of Riviera Beach, Florida, at the following post office addresses, the legal descriptions of such parcels being described on the attached Exhibit 1.3: (1) 1016 Clare Avenue, West Palm Beach, Florida 33402; (2) 1000 Old Okeechobee Road, West Palm Beach, Florida 33402; (3) 1220 Elizabeth Street, West Palm Beach, Florida 33402; and (4) 7621 Main Street, Jacksonville, Florida 33208.

                   "Florida Law" means the Florida Business Corporation Act.

                   "First Union" means First Union National Bank of Florida.

                   "GAAP" shall mean United States generally accepted accounting principles, as in effect from time to time, applied on a basis consistent with prior periods.

                   "Governmental Entity" means any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

                   "Intangible Property Rights" means all of the following utilized by and owned or licensed to PBBC in connection with its operation of the Business on or after December 31, 1996, irrespective of where any of the same were issued, are pending or exist: United States and foreign patents of any description, and applications therefor, registrations of trademark and of other marks, registrations of trade names, labels or other trade rights, registered user entries, and applications for any such registration or entries; United States and foreign copyrights, copyright registrations and applications therefor; United States and foreign trademarks and other marks, corporate names, trade names, business names, labels and other trade rights, whether or not registered; inventions, discoveries, improvements, designs, processes, formulae, technology, know-how, trade secrets, confidential information and technical information, whether patented, not patented, patentable or not patentable; and shop rights and other rights relating in whole or in part to any of the foregoing.

                   "IRB Documents" means the following documents comprised within the IRB-Related Obligations: (i) the Loan Agreement (the "Loan Agreement"), dated as of April 1, 1996, between PBBC and Palm Beach County, Florida relating to $7,650,000 Palm Beach County, Florida Variable Rate Demand Industrial Development Revenue Bonds (Palm Beach Bedding Company Project, Series 1996) (the "IRB's") originally outstanding in the original principal amount of $7,650,000; (ii) the Letter of Credit and Reimbursement Agreement, dated as of April 1, 1996, between PBBC and First Union National Bank of Florida ("First Union"); (iii) the Mortgage and Security Agreement, dated April 1, 1996, between PBBC and First Union; (iv) the Remarketing Agreement, dated April 1, 1996, between PBBC and First Union; and (v) the Pledge Agreement, dated April 1, 1996, between PBBC and First Union.

                   "IRB Issuer" shall mean Palm Beach County, Florida.

                   "IRB-Related Obligations" means PBBC's obligations and indebtedness under the Loan Agreement and the IRB Documents.

                   "IRS" means the Internal Revenue Service.

                    "Knowledge" when used as a qualification to any representations or warranties made by PBBC, shall mean the actual knowledge of Michael W. Bubis.

                   "Lien" or "Liens" shall mean with respect to any asset any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, claim, right, covenant, restriction, right of way, warrant, option or charge of any kind in respect of such asset, including without limitation any liens to secure the payment or collection of Taxes due and payable, but excluding from the definition of "Lien" or "Liens" (i) all matters shown on the status of title report with respect to the Facility, in the ALTA Form Title insurance policy, dated April 2, 1996, and update thereto, dated February __, 1998 and included in Schedule 4.4(b) (collectively the "Title Policy"), (ii) the IRB-Related Obligations,
          (iii) any liens to secure the payment or collection of Taxes not yet due and payable and (iv) any such matter arising in the Ordinary Course of Business of PBBC and (a) not incurred in connection with the borrowing of money, (b) which does not materially interfere with the Business as currently conducted and (c) which did not arise from a tort or breach of contract.

                   "Majority Holders" means Company Stockholders who collectively hold more than 50% of the Aggregate Company Common at or immediately prior to the Effective Time.

                   Any reference to any event, change or effect having a "Material Adverse Effect" means with respect to PBBC, such event, change or effect that is materially adverse to the consolidated condition (financial or otherwise), properties, assets (including intangible assets), liabilities (including contingent liabilities), business, results of operations or prospects of PBBC.

                   "Net Working Capital" shall mean the excess of PBBC's current assets at the Effective Time over PBBC's current liabilities at the Effective Time, as determined in accordance with GAAP; provided, that for purposes of determining Net Working Capital, (a) PBBC's current assets shall not include (i) any Unrestricted Cash, (ii) any prepaid items relating to the Company's note to Serta Inc. for amounts due to Serta Inc. during 1998, (iii) any of the Excluded Assets at the Effective Time or (iv) the Project Account Cash Equivalents, and (b) PBBC's current liabilities shall not include (i) the current portion (those payments due and payable by PBBC within 12 months of the Closing Date)of principal and interest due and payable with respect to the IRB-Related Obligations or (ii) any portion of the aforesaid note to Serta Inc. coming due during calendar year 1998 after the Effective Time.

                   "Non-Dissenting Ratio" shall mean a fraction, the numerator of which shall be the aggregate number of issued and outstanding shares of Company Common held by the Company Stockholders immediately prior to the Effective Time who have not exercised their dissenters' rights pursuant to the Florida Law and the denominator of which shall be the Aggregate Company Common.

                   "Ordinary Course of Business" means the ordinary course of the Business consistent with past custom and practice as of December 31, 1996 (including with respect to quantity and frequency).

                   "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

                    "Pro Rata Escrow Share" has the meaning given it in Section 3.1(d).

                    "Pro Rata Portion" has the meaning given it in Section
          3.1(b).

                   "Project Account" means the Project Account at First Union that holds the remaining portion of the proceeds of the loan made by Palm Beach County to PBBC in connection with the IRB-Related Obligations, together with all amounts earned thereon.

                   "Project Account Cash Equivalents" means the cash, cash equivalents, certificates of deposit and stock or bond investments of PBBC in the Project Account.

                    "Surviving Corporation" means PBBC at and after the Effective Time of the Merger.

                   Surviving Pre-Closing Covenants means those covenants given in Sections 11.5(a), 11.8 and 11.9 of this Agreement.

                   "Tax" means any taxes, fees, charges, levies, excises, duties, or assessments of any kind whatsoever, including, without limitation, income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, licensing, import, export, withholding, employment, payroll, social security, medicare, environmental (under Code Sec. 59A), customs duties, value added, alternative or add-on minimum estimated and franchise taxes, together with additions to tax or additional amounts, interests and penalties relating thereto that may be imposed on or with respect to PBBC with respect to all taxable periods ending on or prior to the Closing Date;

                   "Tax Returns" mean all returns, reports, declarations and forms, including any schedule or attachment thereto, and any amendment thereof, required to be filed in respect of any Taxes.

                   "Transferred Assets" mean all of the assets of PBBC as of the Closing Date, less and excepting the Excluded Assets (as defined in Section 11.9).

                   "Unrestricted Cash" means all cash and cash equivalents of PBBC (including, but not limited to, all certificates of deposit and other stock or bond investments of PBBC) other than Project Account Cash Equivalents and any proceeds from the sale or other transfer of any Excluded Assets.

Other capitalized terms used herein shall have their respective meanings accorded them throughout this Agreement.


                                   ARTICLE II

                       THE MERGER; CLOSING; EFFECTIVE TIME

          2.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.3) Sub shall be merged with and into PBBC and the separate corporate existence of Sub shall thereupon cease (the "Merger"). PBBC shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Florida. The separate corporate existence of PBBC with all its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger. The Merger shall have effects specified in the Florida Law.

          2.2. The Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of John Fenn Foster, Esq., Foster, Foster & Heffling, P.A., 501 South Flagler Drive, Flagler Center, Suite #305, West Palm Beach, Florida 33401, counsel to PBBC, or such other place as the Parties mutually agree, commencing at 10:00 a.m. local time on the later of (i) March 2, 1998, and (ii) the first business day immediately following the day on which the last of the conditions set forth in Articles VII and VIII is fulfilled or waived in accordance with this Agreement (the "Closing Date"); provided, that the Closing Date shall be no later than March 16, 1998. Closing shall be consummated by the execution and acknowledgment by PBBC and Sub of the Florida Articles (as defined in Section 2.3).

          2.3. Effective Time. If all the conditions to the Merger set forth in Articles VII and VIII shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated in accordance with Article XIV, on the Closing Date the

Parties shall cause the Articles of Merger (the "Florida Articles"), substantially in the form of Exhibit A and meeting the requirements of Section
607.1105 of the Florida Law, to be properly executed and filed in accordance with such Section. The Merger shall become effective on the date and at the time (the "Effective Time") at which the Florida Articles have been filed in accordance with the Florida Law, which shall be the date of Closing. The Merger shall have the effect set forth in the Florida Law. Prior to the Closing Date, to the extent permitted by applicable law, the Parties shall cause the Florida Articles to be pre- filed with the appropriate Governmental Entity for review and comment to ensure that each document will be accepted for filing on the Closing Date. At the Closing, (i) PBBC will deliver to the Sub and Sleepmaster the various certificates, instruments and documents referred to in Article IX,
(ii) the Sub and Sleepmaster will deliver to PBBC the various certificates, instruments and documents referred to in Article X, and (iii) the Sub and Sleepmaster will cause the Surviving Corporation to deliver the Closing Merger Consideration to the Representative and the Escrow Agent in the manner provided in Article III.

          2.4. Other Actions. If, at any time after the Effective Time, the Surviving Corporation shall reasonably determine that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of PBBC or Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger (excluding for all purposes the "Excluded Assets") or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of PBBC or Sub or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of PBBC or Sub or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

          2.5. Articles of Incorporation. The Articles of Incorporation of PBBC as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, without any modification or amendment in the Merger, unless and until amended after the Effective Time, in accordance with its terms and the Florida Law.

          2.6. By-Laws. The By-Laws of PBBC as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation without any modification or amendment in the Merger, unless and until amended after the Effective Time, in accordance with their terms, the Articles of Incorporation of the Surviving Corporation, and the Florida Law.

          2.7. Officers and Directors. The officers of PBBC immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors are duly elected and qualified.

          2.8. Stockholder Representative. To facilitate the consummation of the transactions contemplated by this Agreement, the Company will request the Company Stockholders, in conjunction with their vote upon the merger contemplated by this Agreement, to designate, appoint and empower, John Fenn Foster, Esq., or such other individual Person they may choose, as the sole and exclusive representative (the "Representative") of the Company Stockholders, to make all decisions and determinations on behalf of the Company Stockholders that the Representative may deem necessary or appropriate to accomplish the intent of this Agreement, pursuant to a Power of Attorney and Appointment of Representative, the form of which is annexed hereto as Exhibit B (the "Power of Attorney"). Whenever the Representative or any direct or indirect successor to the Representative resigns or is removed, a new Representative shall be appointed by a vote of the Majority Holders, such appointment to become effective upon the written acceptance by the new Representative. Until such appointment, the Majority Holders may act for and bind all of the Company Stockholders. If PBBC obtains the execution of the foregoing Power of Attorney from each of the Company Stockholders, Sleepmaster acknowledges and agrees that the Representative, in its capacity as such with respect to the Company Stockholders, shall not be liable to Sleepmaster or Sub or any Person affiliated or associated therewith, other than for gross negligence, acting in bad faith or for reckless or intentional misconduct.


                                   ARTICLE III

                              CONVERSION OF SHARES;
                              MERGER CONSIDERATION

          3.1.     Conversion.

                   (a) Subject to the adjustments required by Section 3.2, the "Closing Merger Consideration" shall consist of:

                    (i) Thirty-Two Million Dollars ($32,000,000) (the "Fixed Closing Merger Consideration"), plus

                    (ii) the Unrestricted Cash as of the opening of business on the Closing Date (less the amount of checks written or drafts drawn on PBBC's accounts which are in transit or have yet to clear, and plus any funds deposited but not credited to PBBC's accounts as of such time) (the "Variable Closing Merger Consideration").

                   (b) The Closing Merger Consideration shall be allocated among the holders of the shares of Company Common as set forth in this Section 3.1(b). At the Effective Time, by virtue of the Merger and without any action on the part of the holders of the shares of Company Common, each share of Company Common (other than any Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Cash per Common Share, and each holder of shares of Company Common (other than holders of Dissenting Shares) shall be entitled to receive a portion (the "Pro Rata Portion") of the Closing Merger Consideration equal to (i) the Cash per Common Share, multiplied by (ii) the aggregate number of shares of Company Common (other than Dissenting Shares) held by such holder immediately prior to the Effective Time.

                   (c) Immediately prior to the Effective Time, Sleepmaster will pay: (1) to the Representative, by wire transfer of immediately available funds, an amount (the "Funding Amount") equal to (i) the Closing Merger Consideration, determined prior to giving effect to the adjustments provided for in Section 3.2, minus (ii) the product of (x) the number of Dissenting Shares and (y) the Cash per Common Share, minus (iii) One Million Dollars ($1,000,000) (the "Adjustment Escrow Amount"), minus (iv) Two Million Eight Hundred Thousand Dollars ($2,800,000) (the "Indemnity Escrow Amount," and, together with the Adjustment Escrow Amount, the "Escrow Amounts"), to be held in two separate, segregated, interest-bearing escrow accounts (the "Adjustment Escrow" and the "Indemnity Escrow," respectively), and (2) to the Escrow Agent, by wire transfer of immediately available funds, an amount equal to the sum of the Escrow Amounts. Upon payment by Sleepmaster to the Representative of the Funding Amount and to the Escrow Agent of the Escrow Amounts, in accordance with this Section 3.1(c), Sleepmaster and the Surviving Corporation shall be deemed to have satisfied their obligations to make payments in respect of the Closing Merger Consideration other than (A) Sleepmaster's or the Surviving Corporation's obligation to make payments required by Section 3.2, if any, and (B) the obligation of Sleepmaster or the Surviving Corporation under or pursuant to the Florida Law, to make payments to the holders of the Dissenting Shares following the Effective Time.

                   (d) After the Effective Time, each holder of an outstanding certificate or certificates evidencing shares of Company Common (the "Certificates"), other than any holder of Dissenting Shares, upon surrender of such Certificates to the Representative shall be entitled to receive an amount, without interest, equal to the Pro Rata Portion (subject to the provisions of Section 3.2) allocable to such holder in exchange for the Certificates, less and except each holder's pro rata share ("Pro Rata Escrow Share") of the Escrow Amounts determined by dividing (A) the number of shares of Company Common held by such holder (exclusive of Dissenting Shares) by (B) the Aggregate Company Common (exclusive of Dissenting Shares), and then multiplying such fraction and the Escrow Amounts. Pending such surrender and exchange, a holder's Certificate or Certificates shall be deemed for all purposes (other than the exchange contemplated by this Section 3.1) to evidence such holder's Pro Rata Portion, less and except such holder's Pro Rata Escrow Share, which Pro Rata Escrow Share shall be retained in escrow and be distributed pursuant to terms of Article XIII.

                   (e) At the Effective Time, the Surviving Corporation shall, pursuant to Florida Law, deliver to each holder of Dissenting Shares a written offer to pay to such holder of Dissenting Shares, an amount deemed by the Surviving Corporation to constitute the fair value of the aggregate of such holder's Dissenting Shares owned at the Effective Time. The Surviving Corporation's notice and offer shall be accompanied by a balance sheet of PBBC as of the latest available date that is not more than 12 months before the offer, and by a profit and loss statement of PBBC for the 12-month period ending on the date of the accompanying balance sheet. At and as of the Effective Time, each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Florida Law. Notwithstanding any other provision of this Agreement, the obligations created by this Section 3.1(e) shall survive the Closing until fulfilled.

                   (f) At the Effective Time, all shares of the capital stock of PBBC which are held in PBBC's treasury shall be canceled and retired, without the payment of any consideration therefor.

                   (g) From and after the Effective Time, there will be no transfers of Company Common on the stock transfer book of the Surviving Corporation.

                   (h) At the Effective Time, each share of Common Stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock, par value $5.00 per share, of the Surviving Corporation (the "Surviving Corporation Common").

          3.2.     Adjustment to Purchase Price.

                    (a) The Closing Merger Consideration shall be adjusted by reference to the Closing Date Balance Sheet as finally determined pursuant to this Section. Immediately prior to the Closing Date, PBBC will perform a physical inventory of PBBC; provided, that Sleepmaster and its representatives may participate in any such physical inventory. As soon as reasonably practicable after the Closing Date (but in no event later than 60 days following the Closing Date), the Surviving Corporation and Sleepmaster will prepare and deliver to the Representative a statement of PBBC's Net Working Capital as at the opening of business on the Closing Date determined on a pro forma basis as though the Parties had not consummated the transactions contemplated by this Agreement (the "Draft Closing Date Balance Sheet"). The Surviving Corporation and Sleepmaster will prepare the Draft Closing Date Balance Sheet in accordance with GAAP applied on a basis consistent with the preparation of the most recent audited balance sheet included within the Historical Balance Sheets (as defined in Section 4.2) of PBBC; provided, that (i) the assets, liabilities, gains, losses, revenues and expenses in interim periods or as of dates other than year-end (which normally are determined through the application of so-called interim accounting conventions or procedures) will be determined, for purposes of the Draft Closing Date Balance Sheet, through full application of the procedures used in preparing the most recent audited balance sheet included within the Historical Balance Sheets; (ii) a reserve for doubtful accounts receivable of Forty Thousand Dollars ($40,000) shall be established and agreed to for the Draft Closing Balance Sheet (the "Accounts Receivable Reserve"); (iii) all Company Expenses shall be accrued for and shall be recorded on the Draft Closing Balance Sheet; and (iv) all known arithmetic errors shall be taken into account in the preparation of the Draft Closing Balance Sheet. With respect to the preparation of the Draft Closing Balance Sheet, no change in accounting principles shall be made from those utilized in preparing the Historical Balance Sheets, including, without limitation, with respect to the nature of accounts, or the determination of the level of reserves or level of accruals. For purposes of the preceding sentence, a "change in accounting principles" includes all changes in accounting principles, policies, practices, procedures or methodologies with respect to financial statements, their classification or their display, as well as all changes in practices, methods, conventions or assumptions (unless required by objective changes in underlying events) utilized in making accounting estimates. All effects of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) and all adjustments for transaction expenses in connection with this Agreement shall be excluded for purposes of preparation of the Draft Closing Balance Sheet. The Surviving Corporation and Sleepmaster will make the work papers and backup materials used in preparing the Draft Closing Date Balance Sheet available to the Representative and his accountants and other representatives at reasonable times and upon reasonable notice at any time during (A) the review by the Representative of the Draft Closing Date Balance Sheet, and (B) the resolution by the Surviving Corporation, Sleepmaster and the Representative of any objections thereto.

                   (b) The Representative will review the Draft Closing Date Balance Sheet and, in no event later than 30 days following its receipt of the Draft Closing Date Balance Sheet, deliver to the Surviving Corporation and Sleepmaster a statement setting forth in detail its objections and qualifications to any items on the Draft Closing Date Balance Sheet. If the Representative delivers such a statement within the required time, the Representative, Sleepmaster and the Surviving Corporation shall promptly negotiate in good faith to resolve the issue or issues which form the basis for such objections and qualifications, and will revise the Draft Closing Balance Sheet to incorporate all final resolutions so reached that require such incorporation. If the Representative, Sleepmaster and the Surviving Corporation are unable to agree on the final resolution of such of the Representative's objections and qualifications within 30 days after delivery of the Representative's objections and qualifications to the Surviving Corporation, the Representative, Sleepmaster and the Surviving Corporation will refer such dispute to another firm of independent certified public accountants mutually acceptable to the Representative, Sleepmaster and the Surviving Corporation to resolve any remaining objections and qualifications and for determination of an appropriate adjustment to the Draft Closing Date Balance Sheet to resolve the issues raised by the Representative's statement of objections and qualifications (the "Outside Accountant"). If the Representative, Sleepmaster and the Surviving Corporation are unable to agree on the choice of an Outside Accountant firm, they will select a nationally-recognized accounting firm by lot (after excluding their respective regular outside accounting firms). The determination of any Outside Accountant firm so selected will be set forth in writing and will be conclusive and binding upon the Representative, Sleepmaster and the Surviving Corporation. The Company Stockholders shall pay the fees, expenses and costs of the Representative's accountant, and Sleepmaster and the Company Shareholders as a group will each pay one half of the fees, expenses and costs of the Outside Accountant firm for the services described herein. The Representative, Sleepmaster and the Surviving Corporation will revise the Draft Closing Date Balance Sheet as appropriate to reflect the resolution of any objections and qualifications thereto pursuant to this Section. The "Closing Date Balance Sheet" shall mean the Draft Closing Date Balance Sheet together with any revisions thereto made pursuant to this Section.

                   (c) The Closing Merger Consideration shall be adjusted by an amount equal to the amount by which the Net Working Capital, as shown on the Closing Date Balance Sheet differs from Three Million Dollars ($3,000,000) (the "Target"). If Net Working Capital is less than the Target, the Closing Merger Consideration shall be adjusted downward by an amount equal to the difference, up to a limit of One Million Dollars ($1,000,000) (the "Deficiency"); and if Net Working Capital is greater than the Target, the Closing Merger Consideration shall be adjusted upward by an amount equal to the difference, up to a limit of One Million Dollars ($1,000,000) (the "Excess"). In no event shall the Deficiency or the Excess exceed One Million Dollars ($1,000,000) in amount. Within fifteen (15) days following the determination of the Closing Data Balance Sheet, (i) if payment of an Excess shall be due, Sleepmaster will cause the Surviving Corporation to pay, or shall otherwise pay itself, to the Representative, on behalf of and for distribution to the Company Stockholders who have not exercised their dissenters' rights under the Florida Law, an amount equal to the Excess, multiplied by the Non-Dissenting Ratio, and (ii) whether there shall be an Excess or a Deficiency, the Surviving Corporation, Sleepmaster and the Representative will simultaneously issue and execute written instructions to the Escrow Agent such that:

                         (i) if there is an Excess, the amount equal to the Adjustment Escrow Amount, together with all interest earned on such amount, shall be released by the Escrow Agent from the Adjustment Escrow to the Representative for distribution to the Company Stockholders other than the holders of Dissenting Shares; and

                         (ii) if there is a Deficiency, the amount equal to the Deficiency times the Non-Dissenting Ratio, together with all interest earned on such amount, shall be released by the Escrow Agent from the Adjustment Escrow to the Surviving Corporation, and the balance of the Adjustment Escrow Amount shall be paid by the Escrow Agent from the Adjustment Escrow to the Representative for distribution to the Company Stockholders other than the holders of Dissenting Shares.

Notwithstanding the foregoing, no payment of an Excess or Deficiency shall be made unless the amount of such payment exceeds One Hundred Thousand Dollars ($100,000), in which case the amount of such Excess or Deficiency (including the $100,000 threshold amount) shall be made in accordance with the provisions of this Section. Notwithstanding other provisions of this Agreement, the obligations contained in this Section 3.2 shall survive the Closing until fulfilled.

          3.3.     IRB-Related Obligations.

                    The Parties acknowledge and agree that the transactions contemplated by this Agreement will require Sleepmaster and Sub to obtain the consent of certain third parties under the IRB Documents. Accordingly, Sleepmaster and Sub enter into this Agreement with full knowledge of the terms, provisions and conditions of the IRB Documents. If, as a result of the Merger, the IRB- Related Obligations are accelerated in accordance with their terms, the Closing Merger Consideration shall not be increased or decreased by any amounts payable under the IRB-Related Obligations, including any prepayment penalties associated with fully discharging all obligations under the IRB- Related Obligations and any costs, expenses and additional interest imposed by the holder associated with fully discharging all obligations under the IRB-Related Obligations prior to the stated maturity thereof. Sleepmaster acknowledges that all fees, costs, expenses, and charges which may be incurred or assessed by First Union in connection with their review and approval of this Merger Agreement and its impact upon the IRB-Related Obligations shall be the sole obligation of the Surviving Corporation, without any decrease in the Closing Merger Consideration and without any impact upon nor inclusion within the calculation of "Net Working Capital" under Section 3.2 of this Agreement.

          3.4. Assignment of Serta Licenses. Sleepmaster and the Sub acknowledge that the consummation of the Merger contemplated by this Agreement will require the consent of Serta, Inc., a Delaware corporation, under that certain Standard License Agreement, dated November 4, 1989 (the "Standard License Agreement") in order for the transaction to be consummated. Prior to the Closing, at its expense, PBBC will use commercially reasonable efforts to obtain, and will refrain from any act that would not permit to be given, the consent of Serta to reissue PBBC's entire right, title and interest in the Serta License to the Surviving Corporation, and PBBC shall provide Sub with any and all reasonable assistance that Sub may require to permit the Surviving Corporation to enter into a Standard License Agreement and Memorandum of Agreement with

Serta, appointing the Surviving Corporation as the U.S. primary licensee in place of PBBC for the territory described in the Standard License Agreement in which the Business operates and entitling the Surviving Corporation to own and hold shares of stock in Serta, Inc., such agreements to contain terms and conditions either identical to the Serta Standard License Agreement or reasonably satisfactory to Sub (collectively, the "Replacement License").

          3.5. Books and Records. Unless otherwise consented to in writing by the Representative, for a period of seven years after the Closing Date, the Surviving Corporation will not destroy, alter or otherwise dispose of any of its original books, records or software without first offering to surrender such books, records or software to the Representative, all of such records being retained within Palm Beach County, Florida. If the Representative has given reasonable prior written notice to the Surviving Corporation, for a period of six years after the Closing Date, the Surviving Corporation shall allow the Representative (or its successor) and its accountants, counsel and agents, and the Representative or the Representative's representative shall have the right of access during normal business hours, to examine and copy the books and records of the Surviving Corporation.

          3.6. Tax Election; Preparation of PBBC Short Year Return; Allocation of Price.

          (a) In connection with the Code Section 338 (h)(10) election provided in Section 3.6(b) below, not later than the Closing, Sleepmaster and PBBC shall act together in good faith to determine and agree upon a "Modified Aggregate Deemed Sales Price" with respect to PBBC (within the meaning of, and in accordance with, Treasury Regulation Section 1.338(h)(10)-1(f). Schedule 3.6 sets forth the proper allocations of the Modified Aggregate Deemed Sale Price among the respective assets of PBBC (in accordance with Code Section 338(b)(5) and the Treasury regulations promulgated thereunder).Sleepmaster, the Surviving Corporation, PBBC and the Company Stockholders shall be bound by such determinations and allocations for all purposes (including financial, accounting and tax reporting purposes).Sleepmaster, the Surviving Corporation, PBBC and the Company Stockholders will prepare and file their respective tax returns and information reports in a manner and on a basis consistent with such determinations and allocations. None of PBBC, the Company's Stockholders, the Surviving Corporation and Sleepmaster shall take any position (on any applicable tax return, in any proceeding before any taxing authority or otherwise) for purposes of federal, state or local income tax, respecting the foregoing determinations and allocations which is inconsistent with the determinations and allocations so agreed upon by the Parties in accordance with this Section. In the event that such values set forth in the Allocation Schedule attached hereto is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the Representative and Sleepmaster, as the case may be, concerning resolution of the dispute.

                   (b) After the Effective Time, Sleepmaster, the Surviving Corporation and each of the Company Stockholders will make an election to have the Merger treated in accordance with the provisions of Section 338(h)(10) of the Code. At the Closing, Sleepmaster shall deliver to the Representative a signed Department of Treasury Form 8023-A, with Section 1a through 6h (excluding Section c) completed. The allocations set forth in the required attachment to Treasury Form 8023-A has been made in a manner consistent with the fair market values set forth in the Allocation Schedule attached hereto.

                   (c) Representative, on behalf of the Company Stockholders, shall prepare or cause to be prepared and shall file or cause to be filed, in a manner consistent with past practice, all federal and state income tax returns for PBBC for all periods ending on or prior to the Closing Date which are filed after the Closing Date, including but not limited to the short year Subchapter "S" federal income tax return for the period beginning on January 1, 1998 and ending on the Closing Date. The appropriate officers of the Surviving Corporation shall execute such Representative-prepared returns upon written request of the Representative, thereby enabling the Representative to file or cause to be filed such returns with the appropriate Governmental Entities. The Representative shall permit Sleepmaster to review and comment on each such tax return described in the preceding sentence prior to filing. The Surviving Corporation shall allow the Representative (or its successor) and its accountants, counsel and agents, and the Representative or the Representative's representative shall have the right of access during normal business hours, to examine and copy the books and records of PBBC within the possession of the Surviving Corporation to enable it to prepare and file the foregoing tax returns.

                   (d) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any New York City Transfer Tax and any similar tax imposed in other states or subdivisions), shall be paid by Sleepmaster when due, and Sleepmaster and the Representative will each, at its own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Company Stockholders will join in the execution of any such tax returns and other documentation.

                   (e) Notwithstanding any other provision of this Agreement, the obligations created by this Section 3.6 shall survive the Closing until fulfilled.


                                   ARTICLE IV

                               REPRESENTATIONS AND
                               WARRANTIES OF PBBC

          PBBC hereby represents and warrants to Sub that the statements made in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article IV.

          4.1.     Organization and Good Standing; Capitalization.

                   (a) PBBC (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation;
(ii) has full corporate power and authority to carry on the Business as it is now being conducted and to own the properties and assets it now owns; and (iii) is duly qualified to transact business in all jurisdictions in which the ownership or leasing of assets, or conducting of the Business, requires such qualification and in which the failure to so qualify would have a Material Adverse Effect on the Business. PBBC has heretofore delivered to Sub complete and correct copies of its Articles of Incorporation, as amended as currently in effect.

                   (b) PBBC's authorized capital is 50,000 shares of Company Common, of which 26,752 shares of Company Common are issued and outstanding.
Schedule 4.1(b) sets forth a true, correct and complete list of all of the issued and outstanding shares of capital stock of PBBC and the holders of record thereof. All of the issued and outstanding shares of Company Common have been duly authorized and validly issued (without violation of any preemptive rights of any stockholder) in conformity with all applicable state and federal laws, and are fully paid and non-assessable. Other than as set forth on Schedule 4.1(b), there are no outstanding shares of capital stock or subscriptions, commitments, options, warrants or other arrangements to issue shares of capital stock or other securities convertible into shares of capital stock of PBBC.

                   (c) Other than with respect to investments in publicly traded companies which it does not control, PBBC has no capital investment in, and does not control, directly or indirectly, any other corporation, partnership, joint venture, association or other entity or business concern.

          4.2. Financial Statements. Attached hereto as Schedule 4.2 are (a) the balance sheets of PBBC as at December 31, 1994, December 31, 1995 and December 31, 1996 (the "Historical Balance Sheets") and the related statements of operations and cash flows of PBBC for the three fiscal years then ended, together with the notes thereto, in each case audited by Lamn, Krielow, Dytrych & Darling, P.A., PBBC's independent certified public accountant, together with the audit report of such firm as to such statements (collectively, with the Historical Balance Sheets, the "Historical Financial Statements"); and (b) an unaudited balance sheet for PBBC as at September 30, 1997 (the "Interim Balance Sheet") and unaudited statements of operations and cash flow for the nine-month period then ended (collectively with the Interim Balance

Sheet, the "Interim Financial Statements"); (the Historical Financial Statements and the Interim Financial Statements being collectively referred to as the "Financial Statements"). The Financial Statements (i) were compiled from and are consistent with the books and records of the Business regularly maintained by management and used to prepare the financial statements of PBBC, (ii) are used by PBBC in the ordinary conduct of the Business, (iii) except as disclosed in
Schedule 4.2, were determined on a basis consistent with the past practices of PBBC, (iv) present fairly the financial position, results of operation and other information of PBBC included therein, and (v) except with respect to the absence of footnotes and other presentation items normally found in a year-end report and normal year-end adjustments to be made to the Interim Financial Statements, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby.

          4.3.     Authorization; No Violation; Consents.

                   (a) Authorization and No Violation. Except as set forth in
Schedule 4.3(a), PBBC has full corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby, to perform its obligations hereunder and thereunder. The execution and delivery by PBBC of this Agreement and the other agreements and documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, (i) upon and subject to obtaining approval by PBBC's board of directors and the Company's Stockholders, in a manner required by the Florida Law, will then be deemed duly and validly authorized by all necessary action on the part of PBBC, (ii) do not conflict with or violate any of the terms of the articles of incorporation or by-laws of PBBC, (iii) do not violate to any material degree, any applicable law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree of any court, administrative or Governmental Entity, and (iv) except as set forth in Schedule 4.3(a) and except with respect to the Serta Standard License Agreement and the IRB-Related Obligations, do not violate or conflict with the terms of, or result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Business under, any mortgage, indenture, lease, agreement, license or other instrument to which PBBC or the Business is a party or by which PBBC, or the Business, or the assets thereof, may be bound, which violation, conflict, default or Lien, in the aggregate with all other such violations, conflicts, defaults and Liens, would have a Material Adverse Effect on the Business.

                   (b) Consents. Except as set forth in Schedule 4.3(b) and except with respect to (i) the IRB-Related Obligations, (ii) the Serta Standard License Agreement, (iii) the Florida Law, and (iv) obtaining approval by PBBC's Board of Directors and the Company Stockholders, in a manner required by the Florida Law, PBBC and the Company Stockholders do not need to obtain any consents, authorizations or approvals of, notices to, or filings or registrations with, any Governmental Entity or any other third party, and no Change of Control Payments become payable, in connection with the execution and delivery by PBBC of this Agreement and the other agreements and documents contemplated by this Agreement, and the consummation of the transactions contemplated hereby and thereby, except where the failure to obtain such consents, authorizations or approvals would not have a Material Adverse Effect on the Business. Except as otherwise set forth in
Schedule 4.3(b), and except with respect to (i) the IRB-Related Obligations,
(ii) the Serta Standard License Agreement, (iii) the Florida Law, and (iv) obtaining approval by PBBC's Board of Directors and the Company Stockholders, in a manner required by the Florida Law (the "Required Corporate Consents"), all consents, authorizations, approvals, notices, filings and registrations set forth in said Schedule have been obtained or made.

                   (c) Enforceable Agreement. Upon obtaining the Required Corporate Consents, this Agreement constitutes the legal, valid and binding obligations of PBBC, enforceable in accordance with their respective terms, except for (i) the effect of bankruptcy, reorganization or other similar laws of general application relating to or affecting the rights or remedies of creditors; (ii) limitations imposed by general principles of equity upon the specific enforcement of any of the remedies, covenants or other provisions of this Agreement and the other agreements and documents contemplated hereby and upon the availability of injunctive relief or other equitable remedies; and
(iii) other laws, court decisions or legal or equitable doctrines affecting the right to specific performance or affecting the enforcement of other specific rights and remedies.

          4.4.     Properties of the Business.

                   (a) Title to Transferred Assets and Related Matters. Except as set forth in Schedule 4.4(a) and except as described in (i) the IRB-Related Obligations (ii) in the Title Policy, (iii) with respect to Taxes not yet due,
(iv) mechanic's, materialmen's and similar liens, (v) purchase money Liens and Liens securing rental payments under capital lease arrangements, (vi) Liens arising in the Ordinary Course of Business of PBBC, and (vii) the "Canal Issue" (as hereinafter described), PBBC has good title to, or a valid leasehold interest in, all of the Transferred Assets (except for such properties and assets within the definition of Transferred Assets disposed of in the Ordinary Course of Business since the date of this Agreement), and on the Closing Date the Transferred Assets shall be free and clear of all Liens, except such Liens which are set forth in Schedule 4.4(a) and except as described in (i) the IRB-Related Obligations (ii) in the Title Policy, (iii) with respect to Taxes not yet due, (iv) mechanic's, materialmen's and similar liens, (v) purchase money Liens and Liens securing rental payments under capital lease arrangements,
(vi) Liens arising in the Ordinary Course of Business of PBBC, and (vii) the "Canal Issue." All property and assets (tangible and intangible) used by PBBC in the conduct of the Business as presently conducted are owned by PBBC or licensed or leased to PBBC pursuant to a license or lease listed in Schedule 4.4(c),
Schedule 4.4(d), Schedule 4.8 or Schedule 4.9. The Transferred Assets include all properties and assets utilized in carrying on the operations of the Business in the Ordinary Course of Business except for the Unrestricted Cash utilized by PBBC in conducting the Business before the Effective Time. For purposes of this Agreement, the Canal Issue shall refer to the following facts and circumstances:
The owner of the 50 feet strip of real property to the north of the present Facility, which real property constitutes the south half of a drainage canal, has made claims in the past that PBBC has no right to outfall into the drainage canal. These claims were primarily made to the Palm Beach County, Florida, County Engineer at such time as PBBC was applying for a building permit for construction of its Facility. Palm Beach County, Florida agreed with PBBC's analysis and issued the Facility building permit and the Facility was constructed. Copies of pertinent correspondence are attached as Exhibit 4.4.

                   (b) Owned Real Property. PBBC owns that certain parcel of real estate with improvements thereon, located in the City of Riviera Beach, Florida, and more fully described on Schedule 4.4(b) (the "Facility"), as defined in the Title Policy, in fee simple, subject to the IRB- Related Obligations and to the Liens described and as provided in Title Policy No. 10-0732-106- 00000070 (previously provided to Sleepmaster) issued by Chicago Title Insurance Company showing insurable title to such real property vested in PBBC ("Title Policy").

                   (c) Leased Real Property. Schedule 4.4(c) sets forth all leases or other agreements pursuant to which PBBC or the Business leases, occupies or otherwise uses real property. Other than PBBC, and the named tenants or subtenants described in the leases contained on Schedule 4.4(c), there are no parties in possession or parties having any rights to occupy all or any portion of the Facility. The Facility is in good condition and repair and is sufficient and appropriate for the conduct of the Business as presently conducted. Except as may be described in the Title Policy and except with respect to the Canal Issue, the Facility, and all plants, buildings and improvements located thereon, to PBBC's knowledge, conform to all applicable building, zoning and other laws, ordinances, rules and regulations, other than nonconformance, none of which, either individually or in the aggregate, would have a Material Adverse Effect on the Business. There is no pending or, to the Knowledge of PBBC, any threatened condemnation proceeding affecting any portion of the Facility. Except as may be described in the Title Policy, all utilities enter the Facility from an adjacent public street or valid private easement owned by the supplier of such utility. To the Knowledge of PBBC, the Facility has direct access to a public street adjoining the Facility and no existing access way crosses or encroaches upon any property or property interest of any third party. To the Knowledge of PBBC, except as may be impacted by the Canal Issue, no improvement forming a portion of the Facility encroaches upon any property or property interest of any third party.

                   (d) Personal Property Leases. Schedule 4.4(d) contains a complete list, insofar as any of them relate to the Business, of:

                   (i) all leases pursuant to which PBBC or the Business leases any type of personal property (including without limitation computer hardware and software) which provide, singly, for rental payments in excess of $10,000 per annum; and

                   (ii) all leases pursuant to which PBBC or the Business leases to others any type of property which provide, singly, for rental payments in excess of $25,000 per annum or which have an unexpired term in excess of three years.

                  4.5. Compliance with Laws. Since December 31, 1992, PBBC has conducted the Business in compliance with all applicable federal, state or local laws, rules and regulations, ordinances, orders, judgments, decrees or administrative rulings, except for (i) possible violations which in the aggregate do not have a Material Adverse Effect on the Business, and (ii) those described in Schedule 4.5.

                  4.6. Litigation. Schedule 4.6 sets forth each instance in which PBBC: (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party to any action, suit, proceeding, hearing or, to the Knowledge of PBBC, investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing or investigation which would not have a Material Adverse Effect on the Business. No Actions are pending or, to PBBC's knowledge, threatened against PBBC or otherwise which question or challenge the validity of this Agreement or any action taken or proposed to be taken by PBBC pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

                  4.7. Absence of Certain Changes. Except as set forth in
Schedule 4.7, since December 31, 1996, PBBC has conducted the Business only in accordance with the Ordinary Course of Business and PBBC has not since that date:

                           (i) except with respect to accounts receivables of
                  and sales by PBBC to parties who are the subject of pending bankruptcy proceedings (including but not limited to such accounts receivables of and sales by PBBC to Montgomery Ward Company, Saw Mattress Company and Levitz Furniture Company), collectively referred to herein as the "Bankruptcy Receivables," PBBC has not, since December 31, 1996, suffered any Material Adverse Effect;

                           (ii) suffered any damage, destruction or loss of the
                  Equipment or the Facility, whether covered by insurance or not, which has had a Materially Adverse Effect on the Business;

                           (iii) paid, discharged or satisfied any material
                  liability or other expenses, other than the payment, discharge or satisfaction of liabilities at the time the same were due and payable and in the Ordinary Course of Business;

                           (iv) sold, assigned or transferred, or mortgaged,
                  pledged or permitted or allowed the imposition of any Liens upon any of its properties or assets (real, personal or mixed, tangible or intangible), in the case of Liens other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money Liens and Liens securing rental payments under capital lease arrangements, and (d) other Liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money;

                           (v) created or incurred any Debt, except in the
                  Ordinary Course of Business or created or incurred any other material liability, other than in the Ordinary Course of Business;

                           (vi) except with respect to a matter with Leggett &
                  Platt concerning the payment for certain equipment and machinery, delayed or postponed the payment of accounts payable or other liabilities not in the Ordinary Course of Business;

                           (vii) canceled or compromised any material
                  liabilities, or waived or permitted to lapse any material claims or rights, except in the Ordinary Course of Business;

                           (viii) disposed of or permitted to lapse any rights
                  to the use of any patent, trademark, trade name, copyright, slogan or telephone number material to the Business;

                           (ix) granted any material general increase in the
                  compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any managers or employee, other than in the Ordinary Course of Business;

                           (x) entered into any contract, license, commitment or
                  transaction not in the Ordinary Course of Business, invested in, or committed to invest in, or acquired the assets of another Person in excess of $25,000, or made any capital expenditures or commitment for any additions to property, plant or equipment which exceed $25,000 in any one case or $250,000 in the aggregate;

                           (xi) accelerated, terminated, modified or canceled
                  any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $100,000 to which

                  PBBC is a party or by which it is bound, and PBBC has no knowledge of any action by any party to do any of the foregoing;

                           (xii) made any material change in any method of
                  accounting or accounting practice, except for any such change required by reason of a concurrent change in GAAP;

                           (xiii) paid (other than any payments in the Ordinary
                  Course of Business of PBBC and other than loans to shareholders set forth on Schedule 4.7), loaned or advanced any material amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its managers, employees, or any family member of any of its managers or employees, or any Affiliate of PBBC, any manager or employee of any such Affiliate;

                           (xiv) granted or entered into any license or
                  sublicense of any rights under or with respect to any Intangible Property Rights;

                           (xv) declared, set aside or paid any dividend or made
                  any distribution with respect to its capital stock (whether in cash or in kind) other than distributions made pursuant to
                  Section 11.9 and distributions of its taxable earnings in the amounts permitted by Section 11.9 as set forth in Schedule 4.7, or redeemed, purchased or otherwise acquired any of its capital stock;

                           (xvi) entered into any employment contract or
                  collective bargaining agreement, written or oral, or modified the terms of any existing such employment contract or collective bargaining agreement; and

                           (xvii) agreed, whether in writing or otherwise, to
                  take any action described in this Section 4.7.

                  4.8. Patents, Trademarks, Trade Names. To the Knowledge of PBBC, PBBC has not interfered with, infringed upon, misappropriated or violated any material Intellectual Property rights of third parties in any material respect, and PBBC has never received any demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that PBBC must license or refrain from using any Intellectual Property rights of any third party), which claim, if correct, would have a Material Adverse Effect on the Business. To the Knowledge of PBBC, no third party has interfered with, infringed, upon, misappropriated or violated any material

Intellectual Property rights of PBBC in any material respect. Schedule 4.8 of the Disclosure Schedule identifies each patent or registration which has been issued to PBBC with respect to any of its Intellectual Property Rights, identifies each pending patent application or application for registration which PBBC has made with respect to any of its Intellectual Property Rights, and identifies each license, agreement or other permission which PBBC has granted to any third party with respect to any of its Intellectual Property Rights.
Schedule 4.8 identifies all trade names, corporate names, unregistered trademarks and material unregistered copyrights which have been issued to or used by PBBC and all licenses and other agreements relating to any Intangible Property Rights which PBBC is licensed or authorized to use by others or licenses or authorizes others to use. Except for matters set forth in Schedule 4.8, for computer software utilized by PBBC under standard license agreements, and for immaterial nonexclusive licenses granted to third parties, to PBBC's knowledge, PBBC has the sole and exclusive right to use the Intangible Property Rights of the Business, and no consent of any third party other than Serta, Inc. is required for the use thereof by the Surviving Corporation upon completion of the transfer of the Transferred Assets.

                  4.9.     Contracts and Commitments.

                           (a) Insofar as they relate to the Business, Schedule
4.9 (together with the leases disclosed in Schedules 4.4(c) and 4.4(d)) contains a true and complete list of the following types of agreements binding on PBBC which require the performance of any obligation by PBBC or the payment or delivery of any consideration by any party thereto after the Closing Date:

                           (i) the Serta Standard License Agreement;

                           (ii) all agreements, contracts and commitments to
                  which PBBC is a party or by which any of the Transferred Assets is bound which by their terms (A) can reasonably be expected to require future payment by or to PBBC of $25,000 or more or (B) cannot be terminated by any party thereto on less than 90 days prior notice;

                           (iii) all written employment contracts and
                  commitments with employees of PBBC providing for direct remuneration for any employee of PBBC or containing any severance or termination pay or obligations for any employee of PBBC;

                           (iv) all collective bargaining agreements and union
                  contracts respecting the Business to which PBBC is a party;

                           (v) all other contracts of PBBC utilized by PBBC in
                  the operation of the Business as of September 30, 1997 for or relating to the construction of capital assets which exceed $100,000 in any one case or $250,000 in the aggregate;

                           (vi) all partnership or joint venture agreements to
                  which PBBC is a party;

                           (vii) any agreement (or group of related agreements)
                  for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to PBBC, or involve consideration in excess of $100,000;

                           (viii) any agreement concerning confidentiality or
                  noncompetition; or

                           (ix) any agreement under which the consequences of a
                  default or termination could have a Material Adverse Effect on the Business.

                           (b) PBBC has made available to Sleepmaster or Sub
full and complete copies of the documents identified in Schedules 4.4(c), 4.4(d) and 4.9 (the "Material Contracts").

                           (c) Other than the Serta Standard License Agreement,
PBBC is not a party to any written agreement and is not subject to any other instruments or documents that would materially restrict the Business from carrying on its business anywhere in the world.

                           (d) To the Knowledge of PBBC, the Material Contracts
are valid, binding, enforceable and in full force and effect with respect to the Business and there does not exist any default on the part of PBBC, except with respect to the Unauthorized Sales, or, to PBBC's knowledge, any default on the part of the other party thereto, or any event which with notice or lapse of time or both would constitute a default, under a Material Contract, which default would allow the termination thereof and would have a Material Adverse Effect on the Business.

                           (e) The by-laws of Serta, the Standard License
Agreement and the rules and regulations of Serta promulgated thereunder are the only instruments or agreements among Serta and its stockholders to which PBBC or any of its Affiliates are subject or which bind PBBC or any of its Affiliates.

                           (f) Other than the IRB-Related Obligations, the
obligations of PBBC to pay accounts payables and salaries and other remunerations arising in the Ordinary Course of Business, and the obligations to make payments under certain equipment leases, PBBC is not obligated on or with respect to any Debt.

                  4.10.    Compliance with Labor and Employment Laws.

                           (a) PBBC is in compliance in all material respects,
with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision thereof to which the Business and the employment of labor are subject, including without limitation laws respecting employment and employment practices, terms and conditions of employment, workplace health and safety, plant closing, employment discrimination and wages and hours, except where the failure to comply with any such applicable laws, regulations and administrative orders would not have a Material Adverse Effect on the Business.

                           (b) There is no strike, labor dispute, slowdown or
stoppage actually pending,
or, to PBBC's Knowledge, threatened, against or directly affecting PBBC.

                           (c) To the Knowledge of PBBC, (i) other than with
respect to Patricia Gray,
the chief financial officer of PBBC, no executive, key employee, or group of employees has any plans to terminate employment with PBBC; (ii) PBBC has not experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes; (iii) PBBC has not committed any unfair labor practice and (iv) there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of PBBC.

                  4.11.    Employee Benefit Plans.

                           (a)    Schedule 4.11 sets forth the name of (i) each
of the "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained currently or in the past by PBBC under which PBBC has any current or, to the Knowledge of PBBC, potential liability or under which any former or present employee of PBBC has any current or future rights to benefits (the "ERISA Plans"), (ii) each nonqualified deferred compensation, bonus, incentive or other retirement, plan, program or arrangement, and (iii) each fringe benefit plan or program (collectively (i), (ii) and (iii) shall be referred to as the "Plans"), copies of which have been previously delivered to Sleepmaster or the Sub. None of the employee benefit plans set forth in Schedule 4.11 is a "pension plan" as defined in Section 3(2) of ERISA.

                           (b) Neither PBBC nor any trade or business (whether
or not incorporated) which are or have ever been under common control, or which are or have been treated as a single employer, with PBBC under Section 414(b),
(c), (m) or (o) of the Code, has maintained or contributed or ever been obligated to contribute to any pension plan that is subject to Title IV of ERISA (including a multiemployer pension plan).

                           (c) Since January 1, 1992, each Plan (and related
trusts, insurance contracts or other funding vehicles) complied in form and operation with the applicable requirements of law; and each ERISA Plan which is intended to be qualified (except where the failure to be qualified would not have a Material Adverse Effect upon the Business) under Section 401 of the Code is so qualified, has received a favorable determination letter from the IRS and was timely amended and filed with the IRS for a favorable determination letter with respect to changes made by the Tax Reform Act of 1986. All required reporting and disclosure obligations (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) with respect to each ERISA Plan have been properly and timely filed with the appropriate government agency or distributed to participants.

                           (d) With respect to each Plan, all contributions and
premium payments which are due (including all employer and employee contributions) have been paid and all contributions, premium payments and uninsured welfare benefit plan liabilities for all periods ending on the Closing Date are or will be accrued for on the books and records of PBBC as of the Closing Date.

                           (e) To the Knowledge of PBBC, with respect to each
Plan, (i) PBBC has no actual liability to the IRS or the Department of Labor,
(ii) there have been no prohibited transactions as defined in Section 406 of ERISA in Section 4975 of the Code), (iii) no fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Plan, and (iv) no Actions with respect to the assets thereof are pending or threatened, and PBBC has no knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such Actions.

                           (f) No welfare benefit plan (as defined in Section
3(1) of ERISA) maintained by PBBC provides post-employment benefits with respect to current or former employees beyond termination of employment (other than coverage mandated by Section 4980B of the Code ("COBRA")). PBBC has complied in all material respects with COBRA.

                           (g) PBBC has made available to Sleepmaster or Sub
true and complete copies of (i) all documents governing the Plans, including, without limitation, all amendments thereto which will become effective at a later date; (ii) all summary plan descriptions and each Summary of Material Modifications relating to the ERISA Plans; (iii) all employment manuals; (iv) insurance policies or contracts with respect to each Plan; (v) financial statements with respect to the ERISA Plans (to the extent applicable); (vi) the IRS favorable determination letter with respect to each ERISA Plan (to the extent applicable); and (vii) Form 5500 (including all schedules and attachments) with respect to each ERISA Plan.

                  4.12. Environmental Matters. To the Knowledge of PBBC, except as set forth in Schedule 4.12 and except as disclosed on the Environmental Audit Report, dated August 1995, as updated on the 23rd day of January, 1998 (collectively the "Environmental Audit Report"), previously delivered to Sleepmaster and attached hereto as Exhibit 4.12:

                           (a) To the Knowledge of PBBC, the operation of the
business of PBBC and any real property owned, operated or leased by PBBC are in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined).

                           (b) (i) PBBC has in a timely manner obtained and
currently maintains all Environmental Permits (as hereinafter defined) necessary for its operations and, to the Knowledge of PBBC, is in compliance with such Environmental Permits, (ii) there are no legal proceedings pending nor, to PBBC's Knowledge, threatened to revoke such Environmental Permits, and (iii) PBBC has not received any notice to the effect that there is lacking any Environmental Permit required for the current use or operation of any real property owned, operated or leased by PBBC.

                           (c) PBBC does not now utilize, store, dispose of,
treat, generate, transport, release or own any Hazardous Substance (as defined below) in a manner which violates any Environmental Laws.

                           (d) To the Knowledge of PBBC, PBBC has not ever
utilized any property of PBBC, or any portion thereof, in violation of any Environmental Law.

                           (e) To the Knowledge of PBBC, no Release (as defined
below) by PBBC of any Hazardous Substance has occurred at, upon or under any property owned, operated or leased by PBBC in an amount which violates any Environmental Law or could reasonably be expected to give rise to an obligation to remediate under or pursuant to any Environmental Law.

                           (f) To the Knowledge of PBBC, there is not now, nor
has there been in the past, on, in or under any real property owned, leased or operated by PBBC (i) any underground storage tanks, above ground storage tanks, dikes or surface impoundments, (ii) any asbestos-containing materials which would be required to be removed by Environmental Laws, (ii) any polychlorinated biphenyls or (iv) any radioactive substances.

                           (g) PBBC has not received any notice of outstanding
writs, injunctions, decrees, orders, notices of violation or judgments or any suits, claims, actions, proceedings or, to the Knowledge of PBBC, investigations pending or, to the Knowledge of PBBC, threatened under or pursuant to any Environmental Laws, including but not limited to any notice from any Governmental Entity or private or public entity advising PBBC that it is, or is potentially, responsible for response costs under the CERCLA (as defined in Section 4.12(j)) with respect to a release or threatened release of Hazardous Substances.

                           (h) PBBC has not received any notice of any violation
of any Environmental Law relating to the operation of the Business or, to the Knowledge of PBBC, to any of the processes used or followed, results obtained or products developed, made or sold by PBBC including, without limitation, under CERCLA, the Toxic Substances Control Act of 1976, as amended, the Resource Conservation Recovery Act of 1976, as amended, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, or the Occupational Safety and Health Act of 1970, as amended.

                           (i) There are no Actions pending or, to the Knowledge
of PBBC, threatened against PBBC alleging the violation of or imposing liability pursuant to any Environmental Law or Environmental Permit.

                           (j) For purposes of this Agreement, the following
terms have the following meanings: (i) "Environmental Laws" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety as in effect as of the date of this Agreement and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., as such laws have been amended or supplemented to the date hereof, and the regulations promulgated pursuant thereto, and all analogous state or local statutes; (ii) "Environmental Permit" means any permit, approval, authorization, license, variance, registration, or permission required under any applicable Environmental Law; (iii) "Hazardous Substances" means any substance, material or waste which is regulated by any Governmental Authority or the United States or other national government, including, without limitation, any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls and (iv) "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment or into or out of any property.

                           (k) This Section 4.12 contains the sole and exclusive
representations and warranties of PBBC with respect to any environmental matters, including without limitation any arising under any Environmental Laws.

                  4.13. Licenses, Permits and Authorizations. PBBC holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of the Business (the "Business Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not, individually or in the aggregate, have a Material Adverse Effect on the Business. PBBC is in compliance with the terms of the Business Permits, except where the failure so to comply would not have a Material Adverse Effect on the Business. Except as disclosed in Schedule 4.13, to the Knowledge of PBBC, the Business is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on the Business. Except as set forth in Schedule 4.13, to the Knowledge of PBBC, no investigation or review by any Governmental Entity with respect to PBBC is pending or, to the Knowledge of PBBC, threatened, nor has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, in the future will not have a Material Adverse Effect on the Business.

                  4.14.    Taxes.

                           (a) Except as set forth in Schedule 4.14, PBBC has:

                                  (i) timely filed or will file when due all
                  federal, foreign, state and local Tax Returns required to be filed by or with respect to PBBC and all such Tax Returns are correct and complete in all material respects;

                                  (ii) paid in full all Taxes for which it is or
                  may be liable and Taxes claimed to be due by any Governmental Entity; and

                                  (iii) with respect to any period for which Tax
                  Returns have not yet been filed, or for which Taxes are not yet due or owing, made due and sufficient accruals for Taxes with respect to PBBC (or for which it may be liable) in the Interim Financial Statements.

                           (b) PBBC is not a party to, and has not received any
written notice of, any pending action or proceeding, nor, to PBBC's Knowledge, is any such action or proceeding threatened by any Governmental Entity, for the assessment or collection of any Taxes and no claim for the assessment or collection of any Taxes has been asserted against PBBC. PBBC has not given or been requested to give waivers or extensions of any statutes of limitations relating to the payment of Taxes. PBBC has withheld proper and accurate amounts from its employees in compliance in all material respects with all withholding and similar provisions of any and all applicable federal, foreign, state and local laws, statutes, codes, ordinances, rules and regulations and paid such amounts to the appropriate Governmental Entity. PBBC has filed proper and accurate federal, foreign, state and local tax returns and estimates with respect to employee income tax or other withholding with respect to social security taxes and unemployment taxes for all years and periods (and portions thereof) for which tax returns were due and any and all amounts shown on such tax returns to be due and payable have been paid in full. All payments (including interest and penalties) due or to become due with respect to employee income tax or other withholding with respect to any social security taxes and unemployment taxes for any period ending prior to the Closing Date were either paid in full on or prior to the Closing Date or accrued as a liability on the Financial Statements.

                           (c) PBBC has made all required estimated payments of
Taxes sufficient in amount to avoid any underpayment penalties.

                           (d) None of the Transferred Assets is an asset or
property that the Surviving Corporation is or will be required to treat as being
(i) owned by any other person pursuant to the provisions of Section 168(f)(8) of the Code, or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code. There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by PBBC by reason of Section 280G of the Code. Other than as contemplated by this Agreement, no election under Section 338 has been made with respect to PBBC. No consent to the application of Section 341(f) of the Code (or any predecessor provision) has been made or filed by or with respect to PBBC or any of their assets. PBBC is not a party to, is not bound by and has no obligation under any tax sharing agreement or similar contract. PBBC has no liability for the Taxes of any other Person as a transferee or a successor, by contract, operation of law or otherwise. PBBC has previously made available to Sleepmaster true and complete copies of each of (i) any written audit reports issued by any taxing authority within the last three years relating to the United States federal, state, local, or foreign Taxes due from or with respect to PBBC and (ii) the United States federal, state, local, and foreign Tax Returns, for each of the three taxable years preceding the date hereof filed by PBBC. No closing agreement pursuant to
Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to PBBC. There are no deferred gains with respect to deferred intercompany transactions involving PBBC within the meaning of Treasury Regulation Section 1.1502-13(c) (or any successor Regulation). PBBC (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was PBBC) or (B) has any liability for the Taxes of any person (other than PBBC) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. The 1996 Tax Return of PBBC sets forth the respective tax bases of the Transferred Assets.

                  (e) No tax years of PBBC are open during which PBBC did not qualify as an "S" corporation. Neither PBBC nor any of its shareholders has taken any action that would invalidate PBBC's election to be treated as an "S" corporation for federal or Florida income tax purposes (or failed to take any action to keep such election in place).

                  (f) PBBC elected to be treated as an "S" corporation for both federal and Florida income tax purposes, effective for taxable years beginning after May 1, 1986. Such election has continued in place at all times since made. The acquisition of the Company Common contemplated by this Agreement (including, without limitation, the Section 338(h)(10) election) will not result in any federal or Florida state income tax liability for the Surviving Corporation under Code Section 1374.

                  4.15. Sufficiency and Condition of Assets. Except for the Unrestricted Cash utilized by PBBC in conducting the Business before the Effective Time, the Transferred Assets constitute all the property, assets and contractual rights (i) appropriate for the conduct of the Business as conducted by PBBC as of December 31, 1996 and (ii) presently used by PBBC with respect to the Business. The Business has, and on the Closing Date will have, a normal operating supply (consistent with practices and policies as of December 31, 1996) of inventory, equipment and supplies. Each Transferred Asset has been substantially maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is, except with respect to the disputed equipment and machinery acquired from Leggett & Platt, suitable for the purposes for which it presently is used.

                  4.16. Broker's or Finder's Fee. Neither PBBC nor any of its Affiliates has incurred any liability to any broker, finder or agent or any other person or entity for any fees or commissions with respect to the transactions contemplated by this Agreement for which Sleepmaster or the Surviving Corporation could become liable or obligated.

                  4.17. Undisclosed Liabilities. PBBC has no liabilities (and, to PBBC's Knowledge, there exists no basis for any present or future Action against it giving rise to any liabilities), except for (i) liabilities set forth in the Historical Financial Statements or on the face of the Interim Financials (including those disclosed in any notes thereto), (ii) liabilities set forth or shown on any and all exhibits and disclosure schedules hereto, (iii) liabilities set forth or shown on any and all of the Disclosure Schedules, as amended, and on any and all of the documents and materials tendered by PBBC to Sleepmaster or its financial and legal advisors (the "Advisors") and (iv) liabilities which have arisen after the date of the Interim Financials in the Ordinary Course of Business.

                  4.18. Subsidiaries. PBBC does not (a) own a majority of the voting securities of any other entity or (b) have the power to vote or direct the voting of sufficient securities to elect the body controlling another entity or to control any other entity.

                  4.19. Notes and Accounts Receivable. All notes and accounts receivable (the "Accounts Receivable") of PBBC (i) are reflected properly on the Interim Balance Sheet and on PBBC's books and records, (ii) are valid receivables subject, except with respect to the Bankruptcy Receivables, to no setoffs or counterclaims, (iii) are free and clear of any Liens (but such notes and accounts receivables are encumbered by the IRB-Related Obligations, Taxes not yet due and payable and matters arising in the Ordinary Course of Business); and (iv) arose from valid sales and bona fide transactions. Except for the Bankruptcy Receivables, the Accounts Receivable constitute all of the accounts receivable of the business of the Company. Except for the Bankruptcy Receivables, Schedule 4.19 contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

                  4.20. Insurance. Schedule 4.20 (together with the issuance policies attached thereto) sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which PBBC has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five years:

                           (a) the name of the insurer, the name of the
policyholder, and the name of each covered insured;

                           (b) the policy number and the period of coverage; and

                           (c) the scope (including an indication of whether the
coverage was on a claims made, occurrence, or other basis) and amount of coverage.

PBBC has been covered since December 31, 1992 by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Schedule 4.20 describes any self-insurance arrangements affecting PBBC.

                  4.21. Product Warranty. To the Knowledge of PBBC, each product manufactured, sold or delivered by PBBC has substantially been in conformity with all applicable contractual commitments and all express and implied warranties, and PBBC has no liability (and, to PBBC's Knowledge, there is no basis for any present or future Action) for replacement or repair thereof or other damages in connection therewith other than returns and claims which could lead to returns of individual products or sets of its products in volumes consistent with the return information that was used to compute "net shipments" as shown on the Financial Statements. No product manufactured, sold or delivered by PBBC is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. PBBC has delivered to Sleepmaster or Sub copies of its standard terms and conditions of sale (including applicable guaranty, warranty and indemnity provisions).

                  4.22. Certain Business Relationships with PBBC and its Affiliates. Other than the employment agreements listed in Schedule 4.9 and as disclosed on Schedule 4.22, none of PBBC's shareholders have been involved in any business arrangement or relationship with PBBC within the past twelve months, which arrangement or relationship will not have been terminated prior to or at the Closing. None of PBBC's shareholders owns any asset, tangible or intangible, which is used in the Business.

                  4.23. Disclosure. To the Knowledge of PBBC, no representation or warranty by PBBC in this Agreement (including, without limitation, the Disclosure Schedules) contains any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading.

                  4.24. Radon Gas Disclosure. As required by Florida law, the following is notification regarding radon gas:

                  RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. In that regard, Sleepmaster hereby acknowledges that PBBC has made no investigation to determine whether there is radon gas or other environmental pollutants in, on or about the Facility and/or the buildings upon the Facility or affecting such buildings, although such conditions may exist. Further, PBBC has made no analysis or verification of the extent of the environmental or health hazard, if any, that may affect the buildings upon the Facility, Sleepmaster or PBBC or their respective invites.

                  4.25. Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Article IV, PBBC makes no representation or warranty, express or implied, at law or in equity, in respect of any of its assets (including, without limitation, the Transferred Assets), liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. Sleepmaster hereby acknowledges and agrees that, except to the extent specifically set forth in this Article IV, the Surviving Corporation is accepting the Transferred Assets on an "as-is, where-is" basis. Without limiting the generality of the foregoing, PBBC makes no representation or warranty regarding any assets other than the Transferred Assets and none shall be implied at law or in equity.

                  4.26. Exhibits and Disclosure Schedules. Notwithstanding anything contained herein to the contrary, the representations and warranties of PBBC set forth above in this Article IV are expressly subject to the terms, provisions, conditions, facts and disclosures shown on the referenced Exhibits and Disclosure Schedules and all documents and materials tendered to Sleepmaster and its Advisors. In the event of any conflict between the representations and warranties of PBBC set forth above in this Article IV and the terms, provisions, conditions, facts and disclosures shown on any Exhibits or Disclosure Schedules or documents and materials tendered to Sleepmaster and its Advisors, the terms, provisions, conditions, facts and disclosures shown on the Exhibits or Disclosure Schedules or documents and materials tendered to Sleepmaster and its Advisors shall control.


                                    ARTICLE V

                               REPRESENTATIONS AND
                                WARRANTIES OF SUB

                  Sub hereby represents and warrants to PBBC that the statements made in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V.

                  5.1. Organization and Good Standing. Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida.

                  5.2.     Authorization; No Violation; Consents.

                           (a) Authorization and No Violation. Sub has full
corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder. The execution and delivery by Sub of this Agreement and the other agreements and documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, (i) have been duly and validly authorized by all necessary corporate action on the part of Sub, (ii) do not conflict with or violate any of the terms of the Certificate of Incorporation or By-Laws of Sub, (iii) do not violate, to any material degree, any applicable law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree of any court, administrative or

Governmental Entity applicable to Sub, and (iv) do not violate or conflict with the terms of, or result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of Sub under, any mortgage, indenture, lease, agreement or other instrument to which Sub is a party or by which Sub may be bound, which violation, conflict, default or Lien, either individually or in the aggregate with all other such violations, conflicts, defaults, Liens, would have a Material Adverse Effect on the business, operations or financial condition of Sub. This Agreement and the other agreements and documents contemplated hereby constitute the legal, valid and binding obligations of Sub, enforceable against Sub in accordance with their respective terms, and this Agreement, constitutes the legal, valid and binding obligations of Sub in accordance with their respective terms, except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought, and that applicable bankruptcy and other laws of general application may affect the rights and remedies of creditors.

                           (b) Consents. Except as set forth in Schedule 5.2(b),
there are no consents, authorizations, or approvals of, or notices to, or filings or registrations with, any Governmental Entity or any other third party required in connection with the execution and delivery by Sub of this Agreement or the other agreements and documents contemplated hereby and thereby or the consummation by Sub of the transactions contemplated hereby and thereby, except where the failure to obtain such consents, authorizations or approvals would not have a Material Adverse Effect on the business, operations or financial condition of the business of Sub. Except as otherwise set forth in Schedule 5.2(b), all consents, authorizations, approvals, notices, filings and registration set forth in said Schedule have been obtained or made.

                  5.3. Broker's or Finder's Fees. Sub has not incurred any liability to any broker, finder or agent or any other person or entity for any fees or commissions with respect to the transactions contemplated by this Agreement for which PBBC could become liable or obligated.

                  5.4. Litigation. There are no Actions pending or, to Sub's knowledge, threatened against Sub or any properties or rights of Sub, before any court, arbitrator or administrative or Governmental Entity, which questions or challenges the validity of this Agreement or any action taken or proposed to be taken by Sub pursuant to this Agreement or the transactions contemplated hereby.

                  5.5. Sub's Sophistication. Sub hereby represents that it, its officers, members of its Board of Directors and all those directing its affairs:
(i) are sophisticated investors by virtue of their numerous prior investments and that they are knowledgeable and experienced in financial and business affairs; and (ii) are capable of evaluating the merits and risks of the transactions contemplated by the Agreement. Sub acknowledges that it has had sufficient access to and has engaged in a comprehensive independent examination of the Transferred Assets, PBBC's books, records, contracts and documents related to the Transferred Assets, the Financial Statements, the IRB-Related Obligations, the Title Policy, the Canal Issue, the Leggett & Platt matter, the Unauthorized Sales, and all other aspects of the transaction contemplated by the Agreement (the "Transaction") that it determined necessary to close the Transaction. Sub further acknowledges that it has had sufficient opportunity to direct inquiries to PBBC with respect to any matter it has deemed relevant to the Transaction, and that such examination and all such inquiries have been completed to its satisfaction.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                                 OF SLEEPMASTER

                  Sleepmaster hereby represents and warrants to PBBC that the statements made in this Article VI are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article VI.


6.1. Organization and Good Standing. Sleepmaster is a limited liability company duly formed, validly existing and in good standing under the laws of the State of New Jersey.

                  6.2.     Authorization; No Violation; Consents.

                           (a)    Authorization and No Violation.  Sleepmaster
has full requisite power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder. Sleepmaster will, at the Closing, cause the Closing Merger Consideration to be paid to the Representative and Escrow Agent, consistent with the terms of Articles II, III and X. The execution and delivery by Sleepmaster of this Agreement and the other agreements and documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, (i) have been duly and validly authorized by all necessary action on the part of Sleepmaster, (ii) do not conflict with or violate any of the terms of the Articles of Formation or Operating Agreement of Sleepmaster,
(iii) do not violate, to any material degree, any applicable law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree of any court, administrative or Governmental Entity applicable to Sleepmaster, and (iv) do not violate or conflict with the terms of, or result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of Sleepmaster under, any mortgage, indenture, lease, agreement or other instrument to which Sleepmaster is a party or by which Sleepmaster may be bound, which violation, conflict, default or Lien, either individually or in the aggregate with all other such violations, conflicts, defaults, Liens, would have a Material Adverse Effect on the business, operations or financial condition of Sleepmaster. This Agreement and the other agreements and documents contemplated hereby constitute the legal, valid and binding obligations of Sleepmaster, enforceable against Sleepmaster in accordance with their respective terms, and this Agreement, constitutes the legal, valid and binding obligations of Sleepmaster in accordance with their respective terms, except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought, and that applicable bankruptcy and other laws of general application may affect the rights and remedies of creditors.

                           (b) Consents. Except as set forth in Schedule 6.2(b),
there are no consents, authorizations, or approvals of, or notices to, or filings or registrations with, any Governmental Entity or any other third party required in connection with the execution and delivery by Sleepmaster of this Agreement or the other agreements and documents contemplated hereby and thereby, the consummation by Sleepmaster of the transactions contemplated hereby and thereby or the performance by Sleepmaster of its obligations contemplated hereby, except where the failure to obtain such consents, authorizations or approvals would not have a Material Adverse Effect on the business, operations or financial condition of the business of Sleepmaster. Except as otherwise set forth in Schedule 6.2(b), all consents, authorizations, approvals, notices, filings and registration set forth in said Schedule have been obtained or made.

                  6.3. Broker's or Finder's Fees. Sleepmaster has not incurred any liability to any broker, finder or agent or any other person or entity for any fees or commissions with respect to the transactions contemplated by this Agreement for which PBBC could become liable or obligated.

                  6.4. Litigation. There are no Actions pending or, to Sleepmaster's knowledge, threatened against Sleepmaster or any properties or rights of Sleepmaster, before any court, arbitrator or administrative or Governmental Entity, which questions or challenges the validity of this Agreement or any action taken or proposed to be taken by Sleepmaster pursuant to this Agreement or the transactions contemplated hereby.

                  6.5.     Purchase for Investment.

                           (a) Sleepmaster is acquiring the equity stock
interest in the Surviving Corporation for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof;

                           (b) Sleepmaster understands, acknowledges and agrees
that the Company Common and the Surviving Corporation Common have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and may not be sold or otherwise transferred by Sleepmaster unless the Surviving Corporation Common have been registered under the Securities Act and applicable state securities laws or are sold or transferred in a transaction exempt therefrom.

         6.6. Sleepmaster's Sophistication. Sleepmaster hereby represents that it, its managers, members of its Board of Advisors and all those directing its affairs: (i) are sophisticated investors by virtue of their numerous prior investments and that they are knowledgeable and experienced in financial and business affairs; and (ii) are capable of evaluating the merits and risks of the transactions contemplated by the Agreement. Sleepmaster acknowledges that it has had sufficient access to and has engaged in a comprehensive independent examination of the Transferred Assets, PBBC's books, records, contracts and documents related to the Transferred Assets, the Financial Statements, the IRB-Related Obligations, the Title Policy, the Canal Issue, the Leggett & Platt matter, the Unauthorized Sales, and all other aspects of the transaction contemplated by the Agreement (the "Transaction") that it determined necessary to close the Transaction. Sleepmaster further acknowledges that it has had sufficient opportunity to direct inquiries to PBBC with respect to any matter it has deemed relevant to the Transaction, and that such examination and all such inquiries have been completed to its satisfaction.

                  6.7. Hart-Scott Rodino. Sleepmaster Holdings, L.L.C., ultimate parent entity of Sleepmaster, has annual net sales and total assets (as stated in its most recent regularly prepared consolidated annual income statement and balance sheet, prepared in accordance with the accounting principles normally used by Sleepmaster Holdings, L.L.C. and are of a date not more than 15 months prior to the Effective Time) of less than One Hundred Million Dollars ($100,000,000).


                                   ARTICLE VII

                          CONDITIONS TO THE OBLIGATIONS
                             OF SUB AND SLEEPMASTER

                  The consummation by Sub and Sleepmaster of the transactions contemplated hereby is subject to the satisfaction, fulfillment or waiver of each of the following conditions on or prior to the Closing Date:

                  7.1. Representations and Warranties True; Obligations Performed. The representations and warranties of PBBC set forth in Article IV shall be true and accurate in all material respects, without giving effect to any qualifications as to Knowledge provided in this Agreement, at and as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made on such date, except (a) for changes expressly permitted or contemplated by this Agreement and (b) to the extent that any such representations and warranties are made as of a specified date and as to such representations and warranties the same shall be materially true and correct as of the specified date.

                  7.2. Officer's Certificate. PBBC shall have delivered a certificate, signed by its President, dated the Closing Date, certifying to the satisfaction of the conditions set forth in Sections 7.1, 7.3 through 7.7 and Sections 7.10 through 7.12.

                  7.3. No Material Changes. Other than with respect to the Bankruptcy Receivables, since December 31, 1996 the Business shall not have suffered or become subject to changes of any kind or nature which either individually or in the aggregate would have a Material Adverse Effect on the Business.

                  7.4. Performance. PBBC shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  7.5. Escrow Agreements. Sleepmaster, the Escrow Agent and the Representative shall have executed and delivered the Indemnity Escrow Agreement and the Adjustment Escrow Agreement (collectively the "Escrow Agreements"), substantially in the form of Exhibits C-1 and C-2.

                  7.6. Shareholders Agreement. The Shareholders Agreement among the Company Stockholders and PBBC, entered into on or about December 1997, shall have been terminated pursuant to its terms and the holders of at least 100% of Aggregate Company Common shall have executed the form of Termination and Waiver Agreement (the "Termination and Waiver Agreement"), dated the Closing Date, attached to this Agreement as Exhibit D.

                  7.7. Consents. All filings with and consents from administrative, Governmental Entities, regulatory and industry authorities and other third parties required to be obtained or filed by PBBC to consummate the transactions contemplated hereby shall have been obtained by PBBC (other than with respect to the IRB-Related Obligations, the Florida Law, and the Serta Standard License Agreement), unless the failure to obtain any such consent or make any such filing would not have a Material Adverse Effect on the Business or the transactions contemplated hereby, or except to the extent that making any such filing or obtaining any such consent has been waived in writing by Sub or Sleepmaster.

                  7.8. Serta Standard License Agreement. Serta shall have (i) consented to the transactions contemplated by this Agreement insofar as such transactions may constitute an event that permits Serta to terminate the Serta Standard License Agreement and (ii) approved and entered into the Replacement License.

                  7.9. Financing. Sub shall have received debt and equity financing from one or more sources sufficient to consummate the transactions contemplated by this

Agreement and to provide working capital to the Surviving Corporation after the Merger.

                  7.10. Dissenters Rights. The holders of not more than 20% of the Company Common shall have exercised their dissenters' rights pursuant to Sections 607.1302 and 607.1320 of the Florida Law.

                  7.11. No Proceedings. No Action instituted by a Person or entity other than Sleepmaster or Sub, or any of their respective Affiliates, members or managers, shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (c) materially affect adversely the right of the Surviving Corporation to operate the Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

                  7.12. Deliveries. PBBC shall have made all of the deliveries to Sub required in Article IX.

                  7.13. Consummation. The consummation by Sleepmaster and Sub of the transactions contemplated hereby, as evidenced by their participation, pursuant to the terms of this Agreement, at the Closing, shall be conclusive evidence of the satisfaction, fulfillment or waiver of each of the conditions described in this Article VII on or prior to the Closing Date.


                                  ARTICLE VIII

                                CONDITIONS TO THE
                               OBLIGATIONS OF PBBC

                  The obligation of PBBC to consummate the transactions to be performed by PBBC in connection with the Closing is subject to the satisfaction or fulfillment of each of the following conditions on or prior to the Closing
Date:

                  8.1. Representations and Warranties True; Obligations Performed. The representations and warranties of Sub set forth in Article V and the representations and warranties of Sleepmaster set forth in Article VI shall be true and accurate in all material respects, without giving effect to any qualifications as to knowledge provided in this Agreement, at and as of the date of this Agreement and as of the Closing Date, except for changes expressly permitted or contemplated by this Agreement and except to the extent that any such representations and warranties are made as of a specified date and as to such representations and warranties the same shall be materially true and correct as of the specified date.

                  8.2. Officer's Certificate. Each of Sleepmaster and Sub shall have delivered a certificate, signed by its Manager and President, dated the Closing Date, certifying to the satisfaction of the conditions set forth in Sections 8.1, 8.3, 8.4(a) and 8.5 through 8.8.

                  8.3. Performance. Each of Sleepmaster and Sub shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be respectively performed or complied with by them on or prior to the Closing Date.

                  8.4.     Consents.

                  (a) All filings with and consents from administrative or Governmental Entities required to have been obtained or filed by Sleepmaster or Sub to consummate the transactions contemplated hereby shall have been obtained by Sleepmaster or Sub, unless the failure to obtain any such consent (other than with respect to the Essential Contract) or make any such filing would not have a Material Adverse Effect on the transactions contemplated hereby or except to the extent that making any such filing or obtaining any such consent has been waived in writing by PBBC.

                  (b) The transactions contemplated by this Agreement shall have been approved by the holders of a majority of the Company Common, as required by
Section 607.1103 of the Florida Law.

                  8.5. Employment Agreements. PBBC and the Company shall have executed and delivered (i) those Employment Agreements with Michael W. Bubis, Howard Bubis and Samuel Bubis (the "Employment Agreements"), each in the form of Exhibits E, F and G.

                  8.6. Escrow Agreements. Sleepmaster, the Escrow Agent and the Representative shall have executed and delivered the Escrow Agreements.

                  8.7. No Proceedings. No Action instituted by a Person or entity other than PBBC or any of its officers, directors or shareholders shall be pending or threatened before any court or quasi- judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

                  8.8. Deliveries. Each of Sleepmaster and Sub shall have made all of the deliveries to PBBC required in Article X.

                  8.9. Consummation. The consummation by PBBC of the transactions contemplated hereby, as evidenced by its participation, pursuant to the terms of this Agreement, at the Closing, shall be conclusive evidence of the satisfaction, fulfillment or waiver of each of the conditions described in this
Article VIII on or prior to the Closing Date.


                                   ARTICLE IX

                               DELIVERIES BY PBBC
                                 AT THE CLOSING

                  At the Closing, PBBC shall deliver to Sleepmaster and Sub the following:

                  9.1. Consents. Copies of all executed consents, authorizations, approvals, notices, registrations and filings required by
Section 7.7 to be obtained by PBBC.

                  9.2. Opinion of Counsel. The executed opinion of Robert A. Kramer, P.A., counsel to PBBC, substantially in the form of Exhibit H. In rendering this opinion, Robert A. Kramer, P.A., as to factual matters that affect its opinion, may rely solely on its examination of applicable documentation and certificates from and under seal of the current members of PBBC's Board of Directors and the Company Stockholders (collectively, the "Support Documents") and shall not have been required to have conducted any independent verification of the facts contained in the Support Documents, including without limitation, the representations and warranties contained therein of the current members of PBBC's Board of Directors and the Company Stockholders or third party(ies) rendered in any of the Support Documents.

                  9.3. Certificate. PBBC's executed officer's certificate referred to in Section 7.2.

                  9.4. Employment Agreements. The duly executed Employment Agreements.

                  9.5. Escrow Agreements. The duly executed Escrow Agreements, duly executed by the Representative.

                  9.6. Termination and Waiver Agreement. The Termination and Waiver Agreement, duly executed by the holders of 100% of the Aggregate Company

Common.

                  9.7. Powers of Attorney. The Powers of Attorney duly executed by each of the holders of Company Common other than Dissenters' Shares.

                  9.8. Secretary's Certificates. An executed certificate of an officer of PBBC, dated as of the Closing Date, certifying as to (i) resolutions adopted by its Board of Directors and its stockholders, authorizing this Agreement and the transactions contemplated hereby and incident thereto and (ii) the incumbency and signatures of its executive officers.

                  9.9. Charter Documents. (a) The Certificate of Incorporation and all amendments thereto of PBBC, duly certified as of a recent date by the Secretary of State of the State of Florida; (b) the By-Laws of PBBC, duly certified by its Secretary as being in force at all times since at least January 1, 1997; and (c) a good standing certificate issued as of a recent date with respect to PBBC by the Secretary of State of the State of Florida and each state in which PBBC is qualified to conduct business.

                  9.10. Other. Such other documents or certificates as shall be reasonably requested by Sleepmaster or its counsel.


                                    ARTICLE X

                            DELIVERIES BY SLEEPMASTER
                             AND SUB AT THE CLOSING

                  At the Closing, Sub shall deliver and Sleepmaster shall cause to be delivered to PBBC the following:

                  10.1. Payment of the Closing Merger Consideration. Sub shall have paid and Sleepmaster shall have caused to have been paid to the Representative and the Escrow Agent, the Closing Merger Consideration in the manner described in Articles II and III of this Agreement.

                  10.2. Opinion of Counsel. The executed opinion of Blumenthal & Lynne, a Professional Corporation, counsel to Sub and Sleepmaster, substantially in the form of Exhibit I. In rendering this opinion, Blumenthal & Lynne, as to factual matters that affect its opinion, may rely solely on its examination of applicable documentation and certificates from and under seal of the current members of Sub's Board of Directors, Sleepmaster's managers and Sleepmaster's members (collectively, the "Support Documents") and shall not have been required to have conducted any independent verification of the facts contained in the Support Documents, including without limitation, the representations and warranties contained therein of the current members of Sub's Board of Directors, Sleepmaster's managers and Sleepmaster's members or third party(ies) rendered in any of the Support Documents.

                  10.3. Consents. Copies of all consents, authorizations, approvals, notices, registrations and filings required by Section 8.4(a) to be obtained by Sub and Sleepmaster.

                  10.4. Officer's Certificate. Sub's and Sleepmaster's executed officer's certificate referred to in Section 8.2.

                  10.5. Secretary's Certificate. An executed certificate of the Secretary or Assistant Secretary of Sub, dated as of the Closing Date, (i) attaching a copy of the Articles of Incorporation of Sub, duly certified as of a recent date by the Department of State of the State of Florida; (ii) attaching a copy of the By-Laws of Sub and certifying that said By-Laws are true and complete and have been in effect since the date of incorporation of Sub; (iii) attaching a copy of the good standing certificate issued as of a recent date with respect to Sub by the Department of State of the State of Florida; (iv) certifying as to the resolutions adopted by the Board of Directors and stockholders of Sub authorizing this Agreement and the transactions contemplated hereby and incident thereto and (v) certifying as to the incumbency and signatures of certain officers of Sub.

                  10.6. Manager's Certificate. An executed certificate of the Manager of Sleepmaster, dated as of the Closing Date, (i) attaching a copy of the Articles of Formation of Sleepmaster, duly certified as of a recent date by the Secretary of State of the State of New Jersey; (ii) attaching a copy of the Amended and Restated Operating Agreement of Sleepmaster (the "Operating Agreement") and certifying that said Operating Agreement has been in effect since January 1, 1997; (iii) attaching a copy of the Certificate of Existence issued as of a recent date with respect to Sleepmaster by the Secretary of State of the State of New Jersey; (iv) certifying as to the resolutions adopted by its Board of Directors (or body with similar duties) and members (or body with similar duties) authorizing this Agreement and the transactions contemplated hereby and incident thereto and (v) certifying as to the incumbency and signatures of certain managers of Sleepmaster.

                  10.7. Written Offer to holders of Dissenting Shares. The Surviving Corporation shall, pursuant to Florida Law, have deliver to each holder of Dissenting Shares a written offer to pay to such holder of Dissenting Shares, in an amount deemed by the Surviving Corporation to constitute the fair value of the aggregate of such holder's Dissenting Shares owned at the Effective Time.

                  10.8. Other. Such other documents or certificates as shall be reasonably requested by PBBC or its counsel.

                  10.9. Escrow Agreements. The duly executed Escrow Agreements, duly executed by the Surviving Corporation and the Escrow Agent.


                                   ARTICLE XI

                       COVENANTS OF PBBC, SLEEPMASTER AND
                              SUB PRIOR TO CLOSING

                  11.1. General. Each of Sleepmaster, Sub and PBBC will use its commercially reasonable best efforts to (a) take all action, (b) cooperate and
(c) do all things reasonably necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Articles VII and VIII).

                  11.2. Provide Access to Information. Prior to the Closing Date, (a) PBBC shall afford to Sleepmaster and Sub, their attorneys, accountants, lenders and representatives (its "Advisors") reasonable access during normal business hours and upon reasonable prior notice to the President of PBBC (provided, that Sleepmaster and Sub and the Advisors will undertake such access in a manner so as not to interfere with the normal business operations of
PBBC), to the books and records of PBBC in order that Sub and its Advisors may have full opportunity to make such investigation as they shall reasonably desire of the Business, and (b) PBBC shall provide to Sub and its Advisors such additional financial and operating data and other information as to the Business, as Sleepmaster and Sub or their Advisors shall from time to time reasonably request.

                  11.3. Conduct Prior to Closing Date. PBBC will not from the date of its execution of this Agreement through and including the Closing Date engage in any practice, take any action or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, PBBC shall not engage in any practice, take any action or enter into any transaction outside the Ordinary Course of Business, the primary purpose or effect of which will be to generate or preserve cash or cash equivalents. In addition, PBBC shall not intentionally interfere with the goodwill of or intentionally seek to adversely effect the contractual relationships with PBBC's customers, distributors, suppliers and others having business relations with PBBC and shall not expend or convert any of the assets in the Project Account referred to in Section 11.9(c), except that PBBC shall be authorized to expend any sum from the Project Account to enhance or improve the Facility or to acquire equipment which will be owned by the Surviving Corporation at the Effective Time in accordance with the IRB Obligations.

                  11.4. Prohibited Transactions Prior to Closing Date. Except as otherwise contemplated by this Agreement or permitted by the prior written consent of Sub or Sleepmaster, prior to the Closing Date, PBBC shall not become a party to any agreement which, if it existed on the date of this Agreement, would be required to be listed in the Disclosure Schedules, unless PBBC enters into such agreement in the Ordinary Course of Business; provided, that nothing in this Section shall relieve PBBC of its obligations under Section 11.7 to provide an Update Notice (as defined in such Section) or to modify any of the Disclosure Schedules to this Agreement with respect to any agreement referred to above in this Section.

                  11.5. Confidentiality.

                           (a) Except as required by any court order or decree,
regulatory authorities, Governmental Entities or applicable law, Sub and Sleepmaster (i) prior to the Closing shall, and shall cause its respective officers, directors, members and managers and Advisors to hold in strict confidence and not disclose to others for any reason whatsoever, without the prior written consent of PBBC, any non-public information received by it from PBBC in connection with the transactions contemplated by this Agreement or the Exhibits hereto all in accordance with the terms and conditions of that certain Confidential Disclosure Agreement, dated October 7, 1997, for identification purposes, by and between Sleepmaster and PBBC, which terms and conditions are incorporated into this Agreement and will continue to survive pursuant to its terms, and (ii) will not use such information for any purpose in the event that the Closing does not occur under this Agreement.

                           (b) Except as required by any court order or decree,
regulatory authorities, Governmental Entities or applicable law, the Surviving Corporation (i) after the Closing shall, and shall cause its officers, directors and Advisors to, hold in strict confidence, and not disclose to others for any reason whatsoever, without the prior written consent of the Representative, any non-public information concerning the conduct, affairs or operation of the Business, and (ii) Sleepmaster will not use any non-public information received by it from PBBC for any purpose in the event the Closing does not occur under this Agreement. Except as required by any court order or decree, regulatory authorities, Governmental Entities or applicable law, Sleepmaster, the Surviving Corporation and their respective officers, directors, managers, members and Advisors shall hold in strict confidence and not disclose to others for any reason whatsoever, the terms, conditions and consideration described in this Agreement.

                  11.6. Notices and Consents. PBBC will give any notices to third parties, and PBBC will use its commercially reasonable efforts to obtain any third party consents, that Sub reasonably may request in connection with the matters referred to in Section 4.3(b). Sub and Sleepmaster will give any notices to third parties and, except as set forth in this Agreement, Sub and Sleepmaster will use commercially reasonable efforts to obtain any third party consents that PBBC reasonably may request in connection with the matters referred to in
Section 6.2(b). Each of the Sub, Sleepmaster and PBBC will give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 4.3(b), Section 5.2(b) and
Section 6.2(b).

                  11.7. Notice of Developments. With regard to any representation or warranty of PBBC contained in this Agreement or prospective Interim Financial Statements, PBBC shall promptly notify Sub and Sleepmaster in writing (the "Update Notice") of any change in the information included in such representation or warranty or any Schedule delivered by PBBC pursuant thereto ("development"), which change would cause such representation or warranty to be untrue as of the date hereof or as of the Closing Date. Unless Sub or Sleepmaster exercises its right to terminate this Agreement, pursuant to Section
14.1 by reason of the development, and exercises that right within ten (10) business days of the receipt of the Update Notice, the Update Notice given pursuant to this Section 11.7 will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in this Agreement, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

                  11.8. Exclusivity. From the date of this Agreement until March 16, 1998 (the "Exclusivity Termination Date"), PBBC shall not, and shall cause its representatives, officers, directors, agents, stockholders or Affiliates (all such persons and entities, the "Seller Group") to not, initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly, any proposal or offer (an "Acquisition Proposal") to acquire all or any significant part of the Business or the properties, capital stock equivalents of PBBC and/or any of its Affiliates, whether by merger, purchase of stock, purchase of assets, tender offer or otherwise (a "Third Party Acquisition"), or provide any non-public information to any third party in connection with an Acquisition Proposal or enter into any agreement, arrangement or understanding requiring PBBC to abandon, terminate or fail to consummate the transactions contemplated hereby.

                  11.9. Permitted Dividends and Other Actions.

                           (a) Notwithstanding any other provision of this
Agreement to the contrary, at any time prior to the Effective Time, PBBC shall sell, transfer, dividend or otherwise assign and distribute the following assets of PBBC to or for the benefit of the holders of the Company Common (collectively, the "Excluded Assets") without any reduction in the Closing Merger Consideration:

                           (i) all right, title and interest of PBBC in the
                  Excluded Real Estate and in all cash and notes receivable proceeds resulting from any sale, exchange or other disposition of any Excluded Real Estate prior to the Closing Date;

                           (ii) all right, title and interest of PBBC in notes
                  receivable from the prior sale of PBBC's Miami, Florida warehouse;

                           (iii) all right, title and interest of PBBC in all
                  cash surrender values on life insurance policies owned by PBBC on officers, directors and shareholders of PBBC, as well as the underlying life insurance policies;

                           (iv) all right, title and interest of PBBC in those
                  notes and accounts receivable owned by PBBC as of the Closing Date and itemized on Schedule 11.9(a)(iv);

                           (v) the Bankruptcy Receivables of PBBC, as of the
                  Closing Date, as itemized on Schedule 11.9(a)(v). The Surviving Corporation and Sleepmaster covenant that they shall provide reasonable assistance to the Common Stockholders, without consideration, in collecting these items after the Closing in its Ordinary Course of Business;

                           (vi) all promissory notes payable to PBBC from any of
                  PBBC's officers, directors or shareholders, owned by PBBC as of the Closing Date; and

                           (vii) any proceeds of any of the foregoing (i)
                  through (vi).

                  (b) Subject to Section 11.3, at any time prior to the Closing, PBBC may dividend or otherwise distribute the Unrestricted Cash without any reduction in the Fixed Closing Merger Consideration, but with a corresponding, dollar-for-dollar reduction in the Variable Closing Merger Consideration.

                  (c) In addition to distributions permitted under clauses (b) and (c) above in this Section, PBBC shall also be permitted to make distributions to the holders of the Company Common to enable them to pay federal and state income taxes imposed upon them as a result of the allocation of PBBC's income to them, consistent with the Ordinary Course of the Business.


                                   ARTICLE XII

                                    SURVIVAL

                  12.1. Survival. Notwithstanding any other provision of this Agreement to the contrary, none of representations and warranties contained in this Agreement, the Exhibits or the Disclosure Schedules with respect to such provisions and none of the covenants of the Parties contained in Article XI and elsewhere in this Agreement shall survive the Closing or provide any basis for any cause of action or claim against such Parties or their respective shareholders, employees, members, managers, representatives, officers and members of their respective boards of directors or advisors, as the case shall be, from and after the Closing, other than those contained

Sections 3.2, 3.6, 4.14(e), Surviving Pre-Closing Covenants, and Sections 13.1 through 13.15, all of which shall, and are expressly agreed to, survive in accordance with their respective terms. Subject to Section 12.3 and Article XIII, the sole and exclusive remedy of Sub and Sleepmaster or PBBC (or their respective officers, directors, shareholders, members, managers, employees and representatives) for any such breach of the representations, warranties and pre-closing covenants contained in this Agreement shall be to terminate this Agreement prior to the Closing, as provided in clauses (ii) or (iii) of Section
14.1. Subject to Section 12.3 and as provided in Article XIII, the sole and exclusive purpose of any Party providing its representations, warranties and pre-closing covenants, other than the Surviving Pre-Closing Covenants, pursuant to this Agreement, is to provide all other party(ies) to this Agreement with an information gathering mechanism and conditions to Closing and not for the purpose of providing such other Party(ies) (or their respective officers, directors, shareholders, members, managers, employees and representatives) the benefit of any indemnification from or against any adverse consequences resulting from any inaccuracy with respect to any Party's representations, warranties and pre-closing covenants, other than the Surviving Pre-Closing Covenants. Subject to Section 12.3 and as provided in Article XIII, all representations, warranties and pre-closing covenants of the Parties hereto, other than the Surviving Pre-Closing Covenants, will, upon Closing, merge into the respective instruments of conveyance, cease to exist and become null and void, and such Party's representations, warranties and pre-closing covenants, other than the Surviving Pre-Closing Covenants, shall not provide any contingent post-closing liability for such Party(or any of its officers, employees, representatives, members, managers, directors, advisors or shareholders), regardless of the extent of any pre-closing investigation undertaken by such Party (or any of its officers, employees, representatives, members, managers, directors, advisors or shareholders) or by the other Party(ies) hereto (or their respective officers, directors, advisors, shareholders, members, managers, employees and representatives); and that should any such other Party discover any inaccuracy in any of a Party's representations or warranties prior to Closing, such other Party shall be obligated to acknowledge and accept such inaccuracy in writing and proceed to Closing or to terminate the transactions contemplated by this Agreement.

                  12.2. Indemnity. In furtherance of the foregoing provisions contained in this Article XII, Sleepmaster will indemnify each individual who served as a director or officer of PBBC at any time prior to the Effective Time from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including all court costs and reasonable attorneys' fees and expenses, resulting from, arising out of, relating to, in the nature of, or caused by claims or actions instituted by Sub, Sleepmaster or their respective officers, directors, managers, shareholders or members, at law, in equity, by statute, contract or otherwise, arising out of or related in any way to this Agreement or any of the transactions contemplated by this Agreement, provided that this Section 12.2 shall not apply to any claims or actions with respect to any Surviving Pre-Closing Covenants, post Closing obligations or claims referred to in Section 12.3.

                  12.3. Fraud In Fact. Notwithstanding the foregoing, Section
12.1 shall not preclude any claims against a party for actual fraud in fact (as opposed to constructive fraud or fraud in law) committed by such party.


                                  ARTICLE XIII

                            INDEMNIFICATION FROM THE
                                INDEMNITY ESCROW

                  13.1. For purposes of this Article, (a) "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid to an Indemnitee pursuant to this Section 13.1, 13.2 or Section 13.5, (b) "Indemnitee" means Sleepmaster and the Surviving Corporation, (c) "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs and expenses actually incurred or suffered, and any and all claims, demands or suits (by any person or entity, including without limitation any Governmental Entity), including, subject to Section 13.9(ii) hereof, the costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys' fees and expenses in connection therewith, after giving effect to all actual insurance indemnities actually received by and all tax savings actually realized by the Indemnitee, solely with respect to the Indemnification Obligations (as defined in Section 13.2) provided under this Article XIII, and (d) "Third Party Claims" means any Action made or brought by any Person which is not a Party or an Affiliate of a Party against the Surviving Corporation or Sleepmaster and as to which an Indemnitee is entitled to indemnification under Section 13.5.

                  13.2. Subject to the dollar limitations set forth in Section 13.3, the Indemnitee shall be indemnified and held harmless, solely by the principal funds in the Indemnity Escrow, from and against any and all Indemnifiable Losses, as and when incurred, relating to, resulting from, or arising out of (i) the Excluded Real Estate (the "Excluded Real Estate Indemnity"); (ii) any breach of the Surviving Pre-Closing Covenants by PBBC prior to the Closing (the "Pre-Closing Covenant Indemnity"); and (iii) any inaccuracy in or any breach of the representation and warranty of PBBC contained in Section 4.14(e) of this Agreement, which inaccuracy or breach results in the Surviving Corporation having liability for United States federal or State of Florida corporate income taxes resulting solely from a loss by PBBC of its status as an "S" corporation for both federal and Florida income tax purposes at a time that is prior to the Effective Time (the "Tax Indemnity"). Notwithstanding the foregoing, in no event will the Tax Indemnity apply to any Indemnifiable Losses sustained by any Indemnitee due to (i) the invalidity of the Section 338(h)(10) election resulting from a loss by PBBC or a failure of PBBC to maintain its status as an "S" corporation, for either federal or Florida income tax purposes, prior to the Effective Time, or, except as specifically described in the Tax Indemnity, (ii) from any other inaccuracy in or any breach of the representations and warranties of PBBC other than that contained in Section 4.14(e). The Tax Indemnity, the Pre-Closing Covenant Indemnity and the Excluded Real Estate Indemnity are collectively referred to herein as the "Indemnification Obligations."

                  13.3. Notwithstanding any other provision of this Agreement or of any applicable Law, no Indemnitee will be entitled to make a claim against the Indemnity Escrow other than for any Indemnifiable Losses related solely to the Indemnification Obligations. No Indemnitee will be entitled to recover any payments to the extent that such Indemnifiable Losses exceed, when aggregated with all other payments received by all other Indemnitees from the Indemnity Escrow, the principal sum of Two Million Eight Hundred Thousand Dollars ($2,800,000) (the "Indemnification Cap"), which amount shall be the maximum aggregate liability to which the Indemnity Escrow shall be subject under this Agreement.

                  13.4. The Parties shall make appropriate adjustments for tax benefits actually realized and insurance coverage actually received in determining Indemnifiable Losses for purposes of this Agreement. If and to the extent that any Indemnitee collects insurance proceeds in respect of an Indemnifiable Loss after the Indemnitee has been reimbursed in full for such Indemnifiable Loss, the Indemnitee shall pay over such proceeds to the Representative for distribution to the Company Stockholders (other than holders of any Dissenting Shares).

                  13.5. (a) If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee with respect to which the Indemnity Escrow is obligated to provide reimbursement of Indemnifiable Losses under this Article XIII, the Indemnitee will give the Representative (on behalf of the holders of Company Common other than holders of Dissenting Shares) reasonably prompt written notice thereof, but in any event not later than (i) twelve (12) calendar days after receipt by such Indemnitee of such notice of such Third Party Claim that a legal proceeding or arbitration has been commenced or after receipt of any letter from the Internal Revenue Service requiring a response to maintain an administrative or judicial right of review or appeal with respect to the Indemnification Obligations arising from matters occurring prior to the Effective Time or (ii) twenty (20) days in the case of all other Third Party Claims, subject to Section 13.9(i). Such notice (the "Third Party Claim Notice") will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and notices received from such third parties and will indicate the estimated amount, if known and quantifiable, of the

Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Representative (on behalf of the holders of Company Common other than holders of Dissenting Shares) shall have twelve (12) days from its receipt of a Third Party Claim Notice (the "Third Party Claim Notice Period") to notify Indemnitee whether the Representative (on behalf of the holders of Company Common other than holders of Dissenting Shares) disputes the Indemnitee's right of indemnification with respect to such Third Party Claim from the Indemnity Escrow or if the Representative (on behalf of the holders of Company Common other than holders of Dissenting Shares) does not dispute such right of indemnification, whether or not it desires to defend the Indemnitee against such Third Party Claim. The Parties acknowledge (x) the rights of the holders of Company Common (other than the holders of Dissenting Shares) to the Indemnity Escrow deposited with the Escrow Agent under the Indemnity Escrow Agreement, subject to the Indemnification Obligations and (y) that for the remaining portions of this
Article XIII the Representative shall always be acting on behalf of the holders of Company Common other than the holders of Dissenting Shares.

                           (b) If the Representative notifies the Indemnitee
within the Third Party Claim Notice Period that (i) the Representative does not dispute the Indemnitee's right of indemnification and (ii) the Representative desires to defend against such Third Party Claim, then the Representative shall have the right to assume and control the defense of such Third Parry Claim by appropriate proceedings with counsel reasonably acceptable to Indemnitee, at the Representative's sole cost and expense; provided, that such rights shall adhere and last only so long as (A) prior to assuming such defense, the Representative notifies the Indemnitee in writing within 30 days after the Indemnitee has given notice of the Third Party claim that the Indemnity Escrow will, subject to the Indemnification Cap, indemnify the Indemnitee from and against any adverse consequences the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, and (C) the Representative conducts the defense of the Third Party Claim actively and diligently. The Indemnitee may participate in, but not control, any such defense or settlement, at its sole cost and expense, and, if the size of the Third Party Claim is such that the Indemnitee has reasonably determined that its potential loss in connection with such Third Party Claim is at least twice the principal amount of the funds in the Indemnity Escrow, the Indemnitee may elect to participate in the defense thereof, and thereafter no material decisions shall be made without the Indemnitee's prior written consent.

                           (c) If the Representative (i) disputes the
Indemnitee's right of indemnification with respect to a Third Party Claim, (ii) does not dispute such right of indemnification but fails to promptly assume and prosecute the defense of such Third Party Claim, or (iii) is not entitled to assume defense of such Third Party Claim under Section 13.5(b), then the Indemnitee shall be obligated to assume and control the defense of such Third Party Claim and shall diligently pursue such defense with counsel reasonably acceptable to the Representative. If the Representative does not assume the defense of a Third Party Claim for any reason, it may still participate in, but not control, the defense of such Third Party Claim at the Representative's sole cost and expense.

                           (d) The party responsible for the defense of any
Third Party Claim (the "Responsible Party") shall, to the extent reasonably requested by the other person or entity described in this Section 13.5, keep such other person or entity informed as to the status of any Third Party Claim for which such other person or entity is not the Responsible Party, including, without limitation, all settlement negotiations and offers. With respect to a Third Party Claim for which the Representative is the Responsible Party, the Indemnitee shall make available to the Representative and its representatives all books and records of the Indemnitees relating to such Third Party Claim and shall render to the Representative such assistance and access to records and the representatives of the Indemnitee as the Representative and its representatives may reasonably request, except that the Indemnitee shall not be required to make available to the Representative any books, records, documents or other information that the Indemnitee reasonably determines to be confidential or subject to attorney-client privilege unless and until the Representative shall have entered into such agreements as the Indemnitee reasonably deems to be necessary in light of all surrounding circumstances (including, without limitation, the Representative's need for information in connection with the investigation or defense of a Third Party Claim) to protect such confidentiality or privilege.

                           (e) Neither the Representative, on the one hand, nor
the Indemnitee, on the other hand, shall enter into any settlement of any Third Party Claim subject to indemnification under this Article XIII of this Agreement in an amount in excess of One Hundred Thousand Dollars ($100,000) without the prior written consent of the other party, which consent shall not be unreasonably withheld. The Responsible Party shall promptly notify the other party of each settlement offer (including whether or not the Responsible Party is willing to accept the proposed settlement offer) with respect to a Third Party Claim. In the case of any settlement involving more than One Hundred Thousand Dollars ($100,000), such other person or entity agrees to notify the Responsible Party with reasonable promptness whether or not such party is willing to accept the proposed settlement offer, and if not, his objections thereto in reasonable detail and the offer that he would accept. If an Indemnitee fails to consent to any settlement offer of a Third Party Claim (whether or not the Indemnitee is the Responsible Party with respect to such Third Party Claim), the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnity Escrow with respect to such Third Party Claim (including the reasonable costs and expenses of contesting or defending such Third Party Claim incurred after the Indemnitee fails to consent to such settlement offer) shall not exceed the full amount of such settlement offer plus the reasonable costs and expenses of contesting or defending such Third Party Claim to the extent incurred before the Indemnitee failed to consent to such settlement offer.

                  13.6. The Representative will have a period of 30 calendar days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim"). If the Representative rejects such claim within such 30-day period or if the Representative does not so respond within such 30 calendar day period, the Representative will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies, subject to Section
13.10 hereof, as may be available to the Indemnitee, with each monetary recovery being paid from the Indemnity Escrow. In no event, however, can the aggregate recovery of the Indemnitee with respect to a Direct Claim (including the fees and expenses incurred in connection with the defense of such claim), when aggregated with all other amounts paid to all Indemnitees from the Indemnity Escrow, exceed the Indemnification Cap.

                  13.7. All Indemnity Payments under this Agreement shall be deemed adjustments to the Closing Merger Consideration under the Merger Agreement.

                  13.8. All amounts to be paid from the Indemnity Escrow shall be released upon the joint written instructions of the Surviving Corporation and the Representative or as a court of competent jurisdiction otherwise directs.

                  13.9. The obligations to indemnify the Indemnitee, pursuant to this Article XIII of this Agreement, shall be limited as follows: (i) the Indemnitee shall be entitled to indemnification from the Indemnity Escrow only if and to the extent that the Representative has received written notice from the Indemnitee of a claim for indemnification: (A) within twelve (12) days after such Indemnitee has received notice of a claim or demand for which a legal proceeding or arbitration has been commenced or after receipt of any letter from the IRS requiring a response to maintain an administrative or judicial right of review or appeal with respect to the Indemnification Obligations and matters occurring prior to the Effective Time has been received; or (B) not later than twenty (20) days in the case of all other Third Party Claims; provided, that a failure to give timely notice or to include any specified information in any notice as provided in Section 13.9(i)(B) above will not affect the rights of an Indemnitee to indemnification from the Indemnity Escrow except and only to the extent that, as a result of such failure, the Representative was actually prejudiced as a result of such failure; and (ii) the Indemnitee shall not be entitled to indemnification with respect to its investigation and/or litigation of a claim, including but not limited to such Indemnitee's attorney's fees, paralegal fees, disbursements and any applicable taxes thereon, whether incident to trial, appellate or arbitration proceedings or negotiations, if the Indemnity Escrow is ultimately not liable for any payments to a prevailing party in any such legal matter. Notwithstanding any other provision of this Agreement to the contrary, if a counterclaim is asserted to any Third Party Claim with respect to the Excluded Real Estate, any recovery on the counterclaim in excess of any payment made or to be made with respect to the Third Party Claim shall be paid to the Representative for distribution to the Company Stockholders other than the holders of Dissenting Shares. For the avoidance of any doubt, in the event an Indemnitee incurs Indemnifiable Losses with respect to the Tax Indemnity, and as a result thereof the Company Stockholders file amended individual income tax returns and obtain federal or state income tax refunds with respect to amounts of income originally reported on their respective personal income tax returns but properly reportable by PBBC, then such federal or state income tax refunds shall remain the sole property of the Company Stockholders with no Indemnitee having any claim to such property.

                  13.10. Each Indemnitee acknowledges and agrees that, subject to Section 12.3, the foregoing indemnification provisions in this Article XIII of this Agreement shall be the exclusive remedy of such Indemnitee with respect to this Agreement and the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, each Indemnitee acknowledges and agrees that such Indemnitee shall not have any remedy after the Closing under this Agreement for any breach of the representations and warranties of PBBC in this Agreement and each other agreement and the transactions contemplated by this Agreement, other than as specifically provided in this
Article XIII of this Agreement. Except with respect to any claims or actions concerning any Surviving Pre-Closing Covenants, post Closing obligations or claims referred to in Section 12.3, each Indemnitee hereby waives any right, whether arising at law or in equity, to seek contribution, cost recovery, damages or any other recourse or remedy from the Company Stockholders, the Representative on behalf of the Company Stockholders and/or any other indemnifying parties, and hereby releases the Company Stockholders, the Representative on behalf of the Company Stockholders and/or any other indemnifying parties, from any claim, demand or liability. EACH INDEMNITEE HEREOF IRREVOCABLE COVENANTS AND AGREES NOT TO SEEK A DEFICIENCY JUDGMENT AGAINST ANY OF THE COMPANY STOCKHOLDERS OR THE REPRESENTATIVE ON BEHALF OF THE COMPANY STOCKHOLDERS ON OR WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS SUBSEQUENT TO THE FUNDING OF THE INDEMNITY ESCROW AS ABOVE PROVIDED, AND EACH INDEMNITEE AGREES THAT THE COLLECTION OF THE INDEMNIFIABLE LOSSES WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS EVIDENCED BY THIS AGREEMENT WILL BE ENFORCED SOLELY AGAINST THE INDEMNITY ESCROW DESCRIBED IN THIS AGREEMENT.

                  13.11. (a) In the event the Representative and the Indemnitee determine that the Indemnitee is entitled to receive any reimbursement with respect to Indemnified Losses or the Representative and the Indemnitee determine that a Third Party Claim is due and payable, each in respect solely to the Indemnification Obligations, the Representative and the Indemnitee shall issue joint written instructions to direct the Escrow Agent to distribute to the Indemnitee, or to the Third Party claimant, such portion of the Indemnity Escrow. The Escrow Agent, subject to the terms of the Indemnity Escrow Agreement, shall release all or any portion of the Indemnity Amount only upon
(i) receipt of joint written instructions from the Representative and the Surviving Corporation, stating the amount and manner in which the Indemnity Escrow is to be distributed (including specific payment instructions) or (ii) an order of a court of competent jurisdiction otherwise directing the Escrow Agent, if applicable.

                           (b) Sleepmaster, Sub, PBBC and the Representative
agree not to direct the Escrow Agent to dispose of all or any portion of the Indemnity Escrow other than as provided in this Agreement.

                  13.12. (a) On the third anniversary of the filing of PBBC's 1997 calendar year federal income tax return (the "Distribution Date"), the Representative and the Surviving Corporation will give joint written instructions to the Escrow Agent that it shall immediately deliver to the Representative an amount equal to (A) the amount remaining on deposit of the Escrow Amount in the Indemnity Escrow, less (B) any amount designated by the Representative and the Surviving Corporation as subject to any documented pending or potential claim with respect to the Indemnification Obligations, including but not limited to any actual or threatened litigation in respect of such claim of which either the Indemnitee or the Representative has actual knowledge (each a "Pending Claim") to the extent such Pending Claim has not been resolved prior to such date, and less (C) any amount to cover the Escrow Agent's costs and expenses incurred or expected to be incurred in connection with its activities hereunder. Any amount retained in the Indemnity Escrow after the Distribution Date shall be held by the Escrow Agent and upon resolution and payment out of the Indemnity Escrow in satisfaction of any Pending Claims, as directed by the Representative and the Surviving Corporation, in the manner otherwise consistent with the terms of this Agreement, any remaining amounts in Indemnity Escrow shall be paid to the Representative (on behalf of the Company Stockholders).

                           (b) Upon distribution of the entire amount of the
Indemnity Escrow, the Indemnity Escrow Agreement shall be automatically terminated.

                  13.13. The Escrow Agent shall disburse to the Representative (on behalf of the Company Stockholders), on an annual basis on or before March 1st of each calendar year, during which the Escrow Agent retains any portion of the Indemnity Escrow, any interest earned and realized in respect of the Indemnity Escrow, together with a 1099-DIV setting forth the amount and nature of the interest earned by the Representative (on behalf of the Company Stockholders) from the Indemnity Escrow.

                  13.14. (a) Sections 13.14 and 13.15 set forth the provisions for resolving any dispute, controversy or claim arising out of or relating to a party's entitlement to have Indemnifiable Losses related to Indemnification Obligations satisfied out of the Indemnity Escrow and the rights and obligations of a party under Article XIII of this Agreement or the validity, interpretation, breach or termination thereof (a "Dispute"), including claims seeking redress or asserting rights under applicable law.

                           (b) All communications between the parties or their
representatives in connection with the attempted resolution of any Dispute shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from discovery and production, and shall not be admissible in evidence (whether as an admission or otherwise), in any arbitral or other proceeding for the resolution of the Dispute.

                           (c) Any Dispute not resolved amicably may be resolved
through adjudication as otherwise provided in this Agreement, except as provided below. IN CONNECTION WITH ANY DISPUTE, THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO TRIAL BY JURY.

                  13.15. (a) Within 30 days after efforts to amicably resolve any Dispute have ceased, then at the Representative's or the Surviving Corporation's option ("Optionee"), to be exercised by notice to any other party to the Dispute, Optionee may submit the Dispute for resolution by arbitration pursuant to the Rules of the Center for Public Resources ("CPR") for Non-Administered Arbitration of Business Disputes as in effect at the time of the arbitration. The parties consent to a single, consolidated arbitration for all Disputes for which arbitration is permitted. If an action shall have been commenced in any court or other forum against Optionee, Optionee may exercise its option under this Section at any time within 30 days thereafter or such later time as an answer may be due in such other forum.

                           (b) The neutral organization for purposes of the CPR
rules will be the CPR. The arbitral tribunal shall be composed of one arbitrator selected by agreement of the parties or, in the absence of such agreement within 60 days after either party first proposes an arbitrator, by the CPR. All arbitrators shall be experts in merger and acquisition transactions and shall be instructed to make their determinations consistent with the terms, conditions and principles of this Agreement. The arbitration shall be conducted in West Palm Beach, Florida. Each party shall be permitted to present its case, witnesses and evidence, if any, in the presence of the other party. A written transcript of the proceedings shall be made and furnished to the parties. The arbitrators shall determine the Dispute in accordance with the Florida Arbitration Code, without giving effect to any conflict of law rules or other rules that might render such law inapplicable or unavailable, and shall apply this Agreement according to its terms.

                           (c) The parties agree that any award or order
resulting from any arbitration conducted hereunder shall be final and binding and further agree that:

                                    (i) any monetary award shall include
                  pre-award interest, to the extent appropriate, and shall be made and payable in U.S. dollars, free of any withholding tax or other deduction, together with interest thereon at the Prime Rate in effect on the date of the award, which interest shall be payable for the period from the date the award is granted to the date it is paid in full;

                                    (ii) in the context of an attempt by either
                  party to enforce an arbitral award or order, any defenses relating to the parties' capacity or the validity of this Agreement or any related agreement under any law are hereby waived; and

                                    (iii) judgment on any award or order
                  resulting from an arbitration conducted under this Section may be entered and enforced in any court, in any country, having jurisdiction thereof or having jurisdiction over any of the parties or any of their assets.

                           (d) If Optionee shall have submitted a Dispute for
arbitration as provided above, no other party will thereafter commence or continue any court action or proceeding concerning such Dispute, except (i) for enforcement as contemplated by Section 13.15(c)(iii) above, (ii) to restrict or vacate an arbitral decision based on the grounds specified under applicable law and not waived in Section 13.15(c)(ii) above, or (iii) for interim relief as provided in Section 13.14(e) below.

                           (e) In addition to the authority otherwise conferred
on the arbitral tribunal, the tribunal shall have the authority to make such orders for interim relief, including injunctive relief, as it may deem just and equitable, pursuant to the terms, conditions and principles of this Agreement.

                           (f) The parties agree that, insofar as it is within
their control, and notwithstanding anything to the contrary in the applicable arbitration rules:

                                    (i) the arbitrator(s) shall be selected
                  within 21 days after commencement of the arbitration;

                                    (ii) any discovery that may be permitted
                  will be completed within 60 days and will not exceed single depositions of more than three individuals per side who are directly involved and a single, reasonable request for directly relevant documents;

                                    (iii) any hearing that may be held will take
                  place within 90 days after completion of discovery, and each party's presentation at the hearing will not require more than three full days;

                                    (iv) any written briefs submitted to the
                  arbitrator(s) will not exceed a total of 25 pages prior to the hearing and 15 pages subsequently, in each case excluding exhibits; and

                                    (v) the decision will be issued with only a
                  brief opinion within 30 days after the hearing.

                  13.16. Notwithstanding any other provision of this Agreement, the obligations created by this Article XIII shall survive the Closing until fulfilled.


                                   ARTICLE XIV

                                   TERMINATION

                  14.1. Termination. At any time before the Closing, this Agreement may be terminated:

                           (i) by the mutual written consent of the Parties at
                  any time prior to the Closing;

                           (ii) by PBBC (a) if there has been a material
                  misrepresentation, breach of warranty or breach of any covenant or agreement contained in this Agreement by Sleepmaster or Sub which is not cured within twenty business days after Sub has been notified of PBBC's intent to terminate this Agreement pursuant to this clause (ii) or (b) if the Closing shall not have occurred on or before March 16, 1998, by reason of the failure of any condition precedent under
                  Article VIII;

                           (iii) by Sleepmaster or Sub, if there has been a
                  material misrepresentation, breach of warranty or breach of any covenant or agreement contained in this Agreement by PBBC which is not cured within twenty business days after PBBC has been notified of Sub's intent to terminate this Agreement pursuant to this clause;

                           (iv) by PBBC if any condition set forth in Article
                  VIII has not been complied with or performed at or before the Closing and such noncompliance or nonperformance shall not have been cured or eliminated by March 16, 1998;

                           (v) by Sleepmaster or Sub if any condition set forth
                  in Article VII has not been complied with or performed at or before the Closing and such noncompliance or nonperformance shall not have been cured or eliminated by March 16, 1998;

                           (vi) by Sleepmaster or Sub, upon receipt by
                  Sleepmaster or Sub of an Update Notice from PBBC which contains a development unacceptable within the sole discretion of Sub or Sleepmaster;

                           (vii) by PBBC giving written notice to Sleepmaster
                  and the Sub, at any time prior to the Effective Time, in the event this Agreement and the Merger fail to receive the requisite stockholder approval of the Company Stockholders pursuant to the Florida Law;

                           (viii) by PBBC by giving written notice to
                  Sleepmaster and the Sub, at any time prior to the Effective Time, in the event PBBC's Board of Directors concludes that termination would be in the best interests of PBBC and the Company Stockholders.

                  14.2. Effect of Termination. If any of Sub, Sleepmaster or PBBC terminates this Agreement pursuant to Section 14.1, all rights and obligations of the Parties shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, that the confidentiality provisions contained in this Agreement and in the Confidential Disclosure Agreement shall survive such termination and continue in force, pursuant to their respective terms.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

                  15.1. Public Announcements. Prior to the Closing Date, none of PBBC, Sleepmaster and Sub will issue any press releases or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without obtaining the prior written consent of the other Party, except as may be required by law (in which case the disclosing party will advise the other party prior to making the disclosure). On or after the Closing Date, Sleepmaster and Sub shall cooperate to issue a mutually agreeable press release.

                  15.2. Rights to Third Parties. Except as permitted pursuant to
Section 14.4, nothing in this Agreement shall establish any enforceable rights, legal or equitable, in any person other than the Parties, including any employee of PBBC or any beneficiary of such employee.

                  15.3. Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if delivered in person, if mailed by certified mail, return receipt requested, postage prepaid, if delivered by confirmed telefax or if sent by a nationally recognized overnight courier, delivery prepaid, addressed as follows:

                           (a)    if to PBBC or Representative, to:

                                  Palm Beach Bedding Company
                                  c/o Michael W. Bubis
                                  3774 Interstate Park Road North
                                  Riviera Beach, Florida 33404
                                  PERSONAL AND CONFIDENTIAL

                           with a copy to:

                                  Robert A. Kramer, P.A.
                                  316 South Baylen Street
                                  Pensacola, Florida 32501
                                  Fax No.: (850) 436-6710

or such other person or address as PBBC may furnish Sub or Sleepmaster in writing.

                           (b)    if to Sub, to:

                                  Sleepmaster Acquisition Corp.
                                  c/o Sleepmaster L.L.C.
                                  2001 Lower Road
                                  Linden, New Jersey 07036
                                  Attn:  Charles Schweitzer or James Koscica
                                  Fax No.: (908) 381-3925

                           with a copy to:

                                  Blumenthal & Lynne, A Professional
                                      Corporation
                                  488 Madison Avenue
                                  New York, New York 10022
                                  Attn: William A. Newman, Esq.
                                  Fax No.: (212) 752-0097

or such other person or address as Sub or Sleepmaster shall furnish PBBC in writing.

                           (c)    if to Sleepmaster, to:

                                  Sleepmaster L.L.C.
                                  2001 Lower Road
                                  Linden, New Jersey 07036
                                  Attn: Charles Schweitzer or James Koscica
                                  Fax No.: (908) 381-3925

                           with a copy to:

                                  Blumenthal & Lynne, A Professional
                                      Corporation
                                  488 Madison Avenue
                                  New York, New York 10022
                                  Attn: William A. Newman, Esq.
                                  Fax No.: (212) 752-0097

or such other person or address as Sleepmaster or Sub shall furnish PBBC in writing.

                  All such written notices and communications delivered as aforesaid shall be deemed given for purposes of this Agreement on the day such notice or communication is received if delivered personally or by telefax, or, if delivered by certified mail, as aforesaid, on the date that is four business days after deposit in the mail or, if delivered by nationally recognized overnight courier, two days after it has been so sent.

                  15.4. Parties in Interest. This Agreement will be binding upon, inure to the benefit of the Parties and be enforceable by their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of all of the other Parties; provided, that Sleepmaster and Sub may (i) assign any or all of their respective rights and interests under this Agreement to one or more of their sources of financing for collateral purposes only, (ii) assign any or all of their respective rights and interests under this Agreement to one or more of its Affiliates, or (iii) after the Effective Time, assign any or all of their respective rights under this Agreement to any subsequent purchaser of all or substantially all of the assets of the Surviving Corporation or Sleepmaster; provided, in each and every situation described in clauses (i),
(ii) and (iii) of this proviso, Sub and Sleepmaster nonetheless shall remain legally responsible for the performance of all of their respective obligations under this Agreement.

                  15.5. Entire Agreement; Amendment; Waiver. This Agreement and the agreements and documents referred to herein or delivered pursuant hereto contain the entire understanding of the Parties with respect to its subject matter. There are no representations, promises, warranties, covenants or undertakings other than as expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to its subject matter, except as otherwise contained in the Confidential Disclosure Agreement. This Agreement may be amended or modified by the boards of directors of the Sub and PBBC, before the filing of the Florida Articles, only by a written instrument duly executed by the Parties, and any condition to a party's obligations hereunder may only be waived in writing by such party; provided, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Florida Law. If the Florida Articles have already been filed with the Florida Secretary of State and the Parties desire to amend this Agreement, in a manner permitted by Florida Statutes, amended Articles of Merger must be filed before the Effective Time. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  15.6. Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  15.7. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

                  15.8. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without regard to principles of conflicts of laws. Sub, Sleepmaster and PBBC acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the Parties irrevocably and unconditionally: (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the District Court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

                  15.9. Severability. In the event that any provision, or part thereof, of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, or parts thereof, shall not in any way be affected or impaired thereby.

                  15.10. Expenses. Each of the Parties shall be responsible for its own legal fees and other costs and expenses incurred in connection with this Agreement and the negotiation and consummation of the transactions contemplated hereby; provided, that the Surviving Corporation shall be obligated to pay only those Company Expenses that have been accrued on the Draft Closing Date Balance Sheet and only to the extent accrued on the Closing Date Balance Sheet.

                  15.11. References; Exhibits and Schedules. All references in this Agreement to Sections, Exhibits and Schedules shall, unless otherwise stated, refer to Sections, Exhibits and Schedules of this Agreement. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  15.12. Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event Sections 11.5 and 11.8 of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other party shall be entitled to an injunction or injunctions to prevent any actual or threatened breaches of Sections 11.5 and 11.8 of this Agreement and to enforce specifically the terms and provisions thereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

                  15.13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES WAIVES ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION WHICH ARISES OUT OF, OR WHICH IS RELATED TO, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

                  15.14. Time is of the Essence. Each of the Parties agrees that time is of the essence with respect to every date, every action and every delivery set forth in this Agreement.

                  15.15. Construction. Sleepmaster, Sub and PBBC have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by Sleepmaster, Sub and PBBC, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

                  IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                     SLEEPMASTER L.L.C.


                                     By:
                                        ----------------------------------------
                                         Name:    Charles Schweitzer
                                              ----------------------------------
                                         Title:            Manager
                                               ---------------------------------

                                     By:
                                        ----------------------------------------
                                         Name:     James P. Koscica
                                              ----------------------------------
                                         Title:            Manager
                                               ---------------------------------

                                     SLEEPMASTER ACQUISITION CORP.

                                     By:
                                        ----------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                     PALM BEACH BEDDING COMPANY


                                     By:
                                        ----------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

            This Agreement with be joined in at the Closing by John Fenn Foster, Esq., as "Representative," provided the Representative obtains the execution, by each of the Company Stockholders (other than holders of Dissenting Shares), of that certain "Power of Attorney and Appointment of Representative," such joiner and consent by John Fenn Foster, Esq. being solely for the purpose of evidencing his agreement act as Representative, as provided for herein unless otherwise limited and as otherwise provided in said "Power of Attorney and Appointment of Representative."


                                     REPRESENTATIVE


                                     By:
                                        ----------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------